--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant [X]
Filed by a Party other than the Registrant [_]

Check  the  appropriate  box:
[X]  Preliminary  Proxy  Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[_]  Definitive  Proxy  Statement
[_]  Definitive  Additional  Materials
[_]  Soliciting  Material  Pursuant  to  Section  240.14a-12

                              EVOLVE SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.
[_]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee  paid  previously  with  preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

     ---------------------------------------------------------------------------

                                     EVOLVE
                                [GRAPHIC OMITTED]


                              EVOLVE SOFTWARE, INC.
                          150 SPEAR STREET, 11TH FLOOR
                            SAN FRANCISCO, CA  94105
                            _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 17, 2002

To our stockholders:

     Notice is hereby given that that annual meeting of stockholders of Evolve Software, Inc., a Delaware corporation, will be held on Tuesday, December 17, 2002 at 10:00 a.m. local time, at the principal executive offices of the Company located at 150 Spear Street, 11th Floor, San Francisco, CA 94105, for the following purposes:

     1. To elect three Class II directors to serve a term of three years or until their successors are duly elected and qualified. Our board of directors intends to present the following nominees for election as directors: John R. Oltman, Paul Rochester and Nancy Martin;

     2. To approve our amended and restated certificate of incorporation to effect a reverse stock split of our common stock in the range of 1:20 to 1:40, as determined in the sole discretion of the board of directors, and to decrease the authorized number of shares of our common stock from 200 million shares to 100 million shares;

     3.   To ratify our Certificate of Designation of Series B Preferred Stock;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending June 30, 2003; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only holders of record of our common stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on October 21, 2002 are entitled to receive notice of and to vote at the meeting or any adjournment of the meeting. For ten days prior to the meeting, any stockholder can examine a complete list of the registered stockholders entitled to vote at the meeting for any purpose germane to the meeting during ordinary business hours at our offices at 150 Spear Street, 11th Floor, San Francisco, CA 94105.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she returned a proxy.

                                           Sincerely,

                                           Arthur T. Taylor
                                           Chief Financial Officer and Secretary

San Francisco, CA
October __, 2002

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              EVOLVE SOFTWARE, INC.
                                _________________

                                 PROXY STATEMENT
                                _________________

INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited on behalf of Evolve Software, Inc., a Delaware corporation ("we," "us" or the "Company"), for the annual meeting of stockholders to be held on Tuesday, December 17, 2002 at 10:00 a.m. local time at our principal executive offices, located at 150 Spear Street, 11th Floor, San Francisco, CA 94105, or any adjournment thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders. Our telephone number is (415) 229-3700. Any questions regarding the contents of this statement may be directed to Arthur T. Taylor, Chief Financial Officer and Secretary of the Company. These proxy materials were first mailed on or about October __, 2002.

VOTING SECURITIES

     Only holders of record of our common stock, Series A Preferred Stock and Series B Preferred Stock as of the close of business on October 21, 2002 (the "record date") will be entitled to vote at the meeting or any adjournment of the meeting. As of the record date, there were 46,509,175 shares of common stock, 1,875,000 shares of Series A Preferred Stock and 750,000 shares of Series B Preferred Stock issued and outstanding. Stockholders may vote in person or by proxy. Each share of common stock issued and outstanding on the record date is entitled to one vote on the matters presented herein. Each share of Series A Preferred Stock issued and outstanding on the record date is entitled to 20 votes on the matters presented herein. Each share of Series B Preferred Stock is entitled to approximately 52.63 votes on the matters presented herein, other than on proposal 3, for which the Series B Preferred Stock is not entitled to a vote. There is no cumulative voting in the election of directors.

SOLICITATION OF PROXIES

     We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in street name, and will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket costs. Our officers, directors and others may solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. We have engaged MacKenzie Partners, a professional solicitation firm, to assist in the solicitation of proxies at a cost of approximately $3,000, plus reasonable expenses.

VOTING OF PROXIES

     All valid proxies received prior to the meeting will be voted at the meeting. All shares represented by a proxy will be voted in accordance with the stockholder's specification on the proxy. If the proxy is signed, but no choice has been indicated, your proxy will be voted "FOR" the matters set forth on the proxy. Your shares will be voted as the proxy holders may determine in their sole discretion with respect to any matter that properly comes before the meeting that are not described in this proxy statement. A stockholder giving a proxy has the power to revoke such proxy at any time prior to the time it is voted by:

     - delivering to our Secretary a written instrument revoking the earlier submitted proxy;

     -    delivering to our Secretary a valid proxy with a later date; or

     -    attending the meeting and voting in person.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     The presence in person or represented by proxy of a majority of the voting power of our common stock, Series A Preferred Stock and Series B Preferred Stock issued and outstanding on the record date, voting together as a single class, is necessary to constitute a quorum for the transaction of business at the meeting. Absent controlling authority in the State of Delaware to the contrary, we will count both abstentions and broker non-votes for purposes of determining whether a quorum exists for transacting business at the meeting on all matters on which a vote is taken.

     Brokers and other institutions that are members of the New York Stock Exchange who are the record holders of our stock, but whose customers are the beneficial holders of our stock, may vote on all of the proposals without an instruction from the beneficial holder of our stock as to how to vote the shares, provided that such brokers or other institutions deliver copies of the proxy statement and annual report to stockholders to such beneficial holders within 15 days prior to the meeting. In the event we do receive a broker non-vote with respect to a proposal at the meeting, such broker non-vote will have no effect on the outcome of the proposal, other than on proposal 2, for which it will have the effect of a vote against the proposal.

     Election of one of the Class II directors will require a plurality of the votes cast by the Series A Preferred Stock, and election of the other two Class II directors will require a plurality of the votes cast by the Series A Preferred Stock, Series B Preferred Stock and common stock voting together as a single class. If you indicate "WITHHOLD AUTHORITY TO VOTE" for any nominee on your proxy card, your vote will not count either for or against the election of the nominee.

     Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding common stock and a majority of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

     Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the meeting with respect to that proposal by the common stock and Series A Preferred Stock, voting together as a single class.

     Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast at the meeting with respect to that proposal. If you abstain from voting with respect to any of these proposals, your abstention will be treated as a vote "AGAINST" that proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information as of the record date with respect to the beneficial ownership of our common stock by:

     -    each of our directors;

     - each of our executive officers included in the Summary Compensation Table beginning on page 16 of this proxy statement (the "named executive officers");

     - all persons known to us to beneficially own more than 5% of our common stock; and

     -    all directors and executive officers as a group.

     We have relied exclusively upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the

Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Percentage ownership in the table below is based on 46,509,175 shares of common stock outstanding on the record date. Shares of our stock subject to options or warrants that are exercisable within 60 days of the record date and shares of our common stock issuable upon conversion of our Series A Preferred Stock and Series B Preferred Stock that are issued and outstanding on the record date are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the
percentage ownership of any other person.    Unless otherwise indicated, the
address for each stockholder listed in the table below is c/o Evolve Software, Inc., 150 Spear Street, 11th Floor, San Francisco, CA 94105.

                                                                     NUMBER OF SHARES    PERCENT OF SHARES
NAME AND ADDRESS                                                     BENEFICIALLY OWNED     OUTSTANDING
----------------                                                     ------------------  -----------------

GREATER THAN 5% STOCKHOLDERS

Warburg Pincus Private Equity VIII, L.P., Warburg Pincus & Co. and           74,359,628               61.5
Warburg Pincus LLC
   466 Lexington Avenue, New York, NY  10017 (1)

Sierra Ventures VI, L.P. and SV Associates VI, L.P.                          14,557,850               26.8
   3000 Sand Hill Road, Building 4, Suite 210, Menlo Park, CA
   94025 (2)

Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC             8,733,214               16.1
   3000 Sand Hill Road, Building 4, Suite 210, Menlo Park, CA
   94025 (3)

Index Ventures I (Jersey) L.P.                                                6,054,905               11.7
   2 Rue de Jargonnant
   1207 Geneva, Switzerland (4)

VivCorp., Inc.                                                                3,013,870                6.5
   6114 LaSalle Avenue #323, Oakland, CA  94611


DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Cary Davis (5)                                                               74,438,830               61.5
Nancy Martin (6)                                                             74,438,830               61.5
Jeffrey M. Drazan (7)                                                        23,537,346               37.8
John Bantleman                                                                1,241,141                2.7
Gayle Crowell (8)                                                             1,002,500                2.1
Kurt Heikkinen (9)                                                              668,512                1.4
John R. Oltman (10)                                                             481,812                1.0
Kenneth J. Bozzini (11)                                                         369,851                  *
Robert Gillette (12)                                                            275,000                  *
Lin Johnstone (13)                                                              250,000                  *
Paul Rochester (14)                                                             211,333                  *
Janice Ryan (15)                                                                125,000                  *
Linda Zecher                                                                         --                  *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (10 PERSONS) (16)            99,946,821               72.3

---------------

*    Represents less than 1%.

(1) Includes: (a) shares of common stock issuable upon conversion of 1,500,000 shares of Series A Preferred Stock held by Warburg Pincus Private Equity VIII, L.P. as of the date of this proxy statement; (b) shares of common


                                                                             -5-

     stock issuable upon conversion of 500,000 shares of Series B Preferred Stock held by Warburg Pincus Private Equity VIII, L.P. as of the date of this proxy statement; (c) 7,500,000 shares of common stock issuable upon exercise of warrants; and (d) 3,298 shares of common stock held by a member and managing director of Warburg Pincus LLC. Warburg Pincus & Co. is the general partner of Warburg Pincus Private Equity VIII, L.P. Warburg Pincus Private Equity VIII, L.P. is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and may be deemed to control both Warburg Pincus & Co. and Warburg Pincus Private Equity VIII, L.P.

(2) Includes: (a) shares of common stock issuable upon conversion of 134,381 shares of Series B Preferred Stock held by Sierra Ventures VI, L.P. as of the date of this proxy statement; and (b) shares of common stock issuable upon conversion of 13,399 shares of Series B Preferred Stock held by SV Associates VI, L.P. as of the date of this proxy statement.

(3) Includes: (a) shares of common stock issuable upon conversion of 136,400 shares of Series A Preferred Stock and 47,485 shares of Series B Preferred Stock held by Sierra Ventures VII, L.P. as of the date of this proxy statement; (b) shares of common stock issuable upon conversion of 13,600 shares of Series A Preferred Stock and 4,735 shares of Series B Preferred Stock held by Sierra Ventures Associates VII, LLC as of the date of this proxy statement; (c) 682,000 shares of common stock issuable upon exercise of warrants held by Sierra Ventures VII, L.P.; and (d) 68,000 shares of common stock issuable upon exercise of warrants held by Sierra Ventures Associates VII, LLC.

(4) Includes (a) shares of common stock issuable upon conversion of 52,335, 2,849, 11,493, and 900 shares of Series A Preferred Stock held, respectively, by Index Ventures I (Delaware) L.P., Index Venture I Parallel Entrepreneur Fund (Jersey) L.P., Index Ventures I GmbH & Co. Kg and Index Ventures Management SA.; (b) 261,675, 14,245, 57,465 and 4,500 shares of common stock issuable upon exercise of warrants held, respectively, by Index Ventures I (Delaware) L.P., Index Venture I Parallel Entrepreneur Fund (Jersey) L.P., Index Ventures I GmbH & Co. Kg and Index Ventures Management SA.

(5) Includes: (a) those shares identified in footnote (1) above, other than those shares included in paragraph (d) thereof; and (b) 82,500 shares issuable within 60 days from the date of this proxy statement upon the exercise of options. Mr. Davis is a general partner of Warburg Pincus & Co. and a member of Warburg Pincus LLC, affiliates of Warburg Pincus Private Equity VIII, L.P. Mr. Davis disclaims beneficial ownership of the shares held by Warburg Pincus Private Equity VIII, L.P., except to the extent of his pecuniary interest therein.

(6) Includes: (a) those shares identified in footnote (1) above, other than those shares included in paragraph (d) thereof; and (b) 82,500 shares issuable within 60 days from the date of this proxy statement upon the exercise of options. Dr. Martin is a general partner of Warburg Pincus & Co. and a member of Warburg Pincus LLC, affiliates of Warburg Pincus Private Equity VIII, L.P. Dr. Martin disclaims beneficial ownership of the shares held by Warburg Pincus Private Equity VIII, L.P., except to the extent of her pecuniary interest therein.

(7) Includes: (a) those shares identified in footnotes (2) and (3) above; (b) 82,500 shares issuable within 60 days from the date of this proxy statement upon the exercise of options; and (c) 36,549 shares of common stock subject to our right of repurchase, which right lapses over time. Mr. Drazan is a managing member of SV Associates VI, L.P., which is the general partner of Sierra Ventures VI, L.P. Mr. Drazan is also a manager of Sierra Ventures Associates VII, LLC, which is the general partner of Sierra Ventures VII, L.P. Mr. Drazan disclaims beneficial ownership of the shares held by Sierra Ventures VI, L.P., SV Associates VI, L.P., Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, except to the extent of his pecuniary interest therein.

(8) Includes 1,002,500 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.

(9) Includes 375,000 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.

(10) Includes: (a) 124,167 shares issuable within 60 days from the date of this proxy statement upon the exercise of options; and (b) 357,645 shares owned by JRO Consulting, Inc., of which Mr. Oltman is the President.

(11) Includes 327,683 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.

(12) Includes 275,000 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.

(13) Includes 250,000 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.


                                                                             -6-

(14) Includes: (a) 127,500 shares issuable within 60 days from the date of this proxy statement upon the exercise of options; and (b) 31,250 shares of common stock subject to our right of repurchase, which right lapses over time.

(15) Includes 125,000 shares issuable within 60 days from the date of this proxy statement upon the exercise of options.

(16) Includes, without duplicating the shares beneficially owned by Mr. Davis and Dr. Martin, the shares beneficially owned and listed in footnotes (4) through (7), (9) and (12) above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our certificate of incorporation provides that our board of directors shall be divided into three classes, with each class of directors serving staggered three-year terms. The term of office of the Class II directors shall extend until the 2002 annual meeting of stockholders, the term of office of the Class III directors shall extend until the 2003 annual meeting of stockholders and the term of office of the Class I directors shall extend until the 2004 annual meeting of stockholders, or until such director's earlier death, resignation or removal or until his or her successor is elected and qualified. There are currently two directors in Class I and Class III and three directors in Class
II. The Class II directors elected at the meeting will hold office until the 2005 annual meeting of stockholders, or until such director's earlier death, resignation or removal from office.

     Of the three Class II directors to be elected at the meeting, one of the directors is to be elected by the Series A Preferred Stock (the "Series A Director"), and the other two directors are to be elected by holders of common stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class (the "General Directors").

     Nancy Martin is our nominee for the Series A Director and John R. Oltman and Paul Rochester are our nominees for the General Directors to be elected at the meeting. In the event that Messrs. Rochester or Oltman or Dr. Martin become unavailable or decline to serve as directors at the time of the meeting, the proxy holders will vote the proxies in their discretion for the nominee or nominees who are designated by the board of directors to fill the vacancy. It is not expected that any of Messrs. Rochester or Oltman or Dr. Martin will be unavailable to serve on our board of directors.

VOTE REQUIRED

     The two nominees for General Directors and the one nominee for the Series A Director receiving the highest number of affirmative votes of the shares entitled to be cast for such nominees at the meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other effect.

NOMINEES AND OTHER DIRECTORS

     The following table sets forth the name and age of each of the nominees for our Class II directors and each of our directors whose term of office continues after the meeting, the principal occupation of each during the past five years and the period during which each has served as one of our directors. There are no family relationships among any of our directors or executive officers.

                                                                            DIRECTOR
NAME                              PRINCIPAL OCCUPATION                 AGE   SINCE
-----------------  --------------------------------------------------  ---  --------

CLASS II DIRECTOR NOMINEES

John R. Oltman     Mr. Oltman has served on our board of directors      57      1999
                   since August 1999, and served as Chairman of the
                   Board from November 1999 to October 2001. Mr.
                   Oltman has been President of JRO Consulting, Inc.
                   since January 1995, in which role he serves as
                   director, advisor and investor in leading
                   technology companies and investment firms. Mr.
                   Oltman serves on the board of directors of Lante
                   Corporation, a provider of technology consulting
                   services. Mr. Oltman received his B.S. from the
                   University of Illinois in 1967 and an M.B.A. from
                   Northwestern University's Kellogg School of
                   Management in 1970.


                                                                             -8-

Paul Rochester     Mr. Rochester has served on our board of directors   55      2000
                   since July 2000. Mr. Rochester has been Vice
                   President and General Manager of Professional
                   Services at Sun Microsystems, a worldwide provider
                   of computer systems, software and services, from
                   September 1995 to September 2002. Mr. Rochester
                   holds a B.S. in Applied Science from Queens
                   University in Canada and an M.B.A. in Marketing
                   and Finance from the University of Ottawa in
                   Canada.

Nancy Martin       Dr. Martin joined our board of directors in          61      2001
                   October 2001 in connection with the purchase of
                   shares of our Series A Preferred Stock by Warburg
                   Pincus Private Equity VIII, L.P., a private equity
                   investment firm. Dr. Martin joined Warburg Pincus
                   in January 1999 as a partner of Warburg Pincus and
                   a Managing Director of Warburg Pincus & Co. LLC.
                   Prior to joining Warburg Pincus, she was CEO of
                   Martin Consulting Associates from 1996 to 1998.
                   Dr. Martin received a B.A. from Stanford University
                   and a Ph.D. in Computer and Communication Science
                   from the University of Michigan.

INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2003

Gayle Crowell      Ms. Crowell was appointed chairman of our board of   52      2001
                   directors in October 2001 in connection with the
                   purchase of shares of our Series A Preferred Stock
                   by Warburg Pincus, Private Equity VIII, L.P. She
                   joined Warburg Pincus in May 2001 as a consultant
                   for its Technology Group. Prior to joining Warburg
                   Pincus, Ms. Crowell was President, Chief Executive
                   Officer and Chairman of RightPoint, a provider of
                   real-time personalization solutions, from
                   February 1998 until January 2000 until it was
                   acquired by E.piphany. From 1994 to 1998, Ms.
                   Crowell was Senior Vice President and General
                   Manager of Worldwide Operations for Mosaix, Inc.,
                   a global provider of software and services. Ms.
                   Crowell is currently a director of Indus
                   International, Inc., a provider of enterprise
                   asset management and supply chain software for
                   capital-intensive industries. Ms. Crowell received
                   her B.S. from the University of Nevada, Reno.

Linda Zecher       Ms. Zecher has served as our President, Chief        49      2002
                   Executive Officer and a director since March 2002.
                   Prior to joining us, Ms. Zecher was the Vice
                   President of E-Business Applications at Oracle
                   Services Industries, a subsidiary of Oracle
                   Corporation, a supplier of information management
                   software, from October 1996 to March 2002.  Ms.
                   Zecher received a B.A. in Earth Sciences from
                   Ohio State University.


INCUMBENT CLASS I DIRECTORS SERVING FOR A TERM EXPIRING IN 2004

Cary Davis         Mr. Davis joined our board of directors in October   36      2001
                   2001. Mr. Davis has served as a general partner of
                   Warburg, Pincus & Co. and a Member and Managing
                   Director of Warburg Pincus LLC since January 1999,
                   and has been employed at Warburg Pincus LLC since
                   October 1994. Mr. Davis is currently a director of
                   Dice Inc., an online recruiting service provider.
                   Mr. Davis holds a B.A. from Yale University and an
                   M.B.A. from Harvard Business School.

Jeffrey M. Drazan  Mr. Drazan has served on our board of directors      43      1998
                   since November 1998. Mr. Drazan has been a general
                   partner of Sierra Ventures, a venture capital
                   firm, since 1984. Mr. Drazan currently serves on
                   the board of directors of Vina Technologies, Inc.,
                   a developer of multiservice broadband access
                   communications equipment. Mr. Drazan holds a B.S.
                   in Engineering from Princeton University and an
                   M.B.A. from New York University's Graduate
                   School of Business Administration.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 2002, our board of directors held 12 meetings. We currently have an audit committee and a compensation committee of our board of directors. We do not have a nominating committee or a committee performing the functions of a nominating committee.

     During fiscal 2002, our audit committee met four times. During fiscal 2002, our audit committee initially consisted of Messrs. Oltman and Drazan and Judith Hamilton, until November 2001 when Mr. Drazan resigned from the audit committee and was replaced by Mr. Davis. In March 2002, Ms. Hamilton resigned from the board of directors and the audit committee. In May 2002 Mr. Rochester was appointed to the audit committee. The audit committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants and makes recommendations to the board of directors regarding the selection of independent accountants.

     During fiscal 2002, our compensation committee met six times. During fiscal 2002, the compensation committee initially consisted of Messrs. Drazan and Oltman until Ms. Crowell joined the compensation committee in October 2001. The compensation committee reviews and recommends to the board of directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans.

     All directors have attended no less than 75% of the total number of meetings of the board of directors and committees on which they served.

BOARD RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THREE OF THE NOMINEES FOR CLASS II DIRECTORS NAMED ABOVE.

                                   PROPOSAL 2

        APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

GENERAL

     In February 2002, we received notice from the Nasdaq National Market that our common stock would be delisted for failing to meet the $1.00 minimum bid price requirement. The notice indicated that if we transferred our listing to the Nasdaq SmallCap Market, we would be given a 180-day grace period from delisting for failing to meet the $1.00 minimum bid price requirement and up to an additional 180-day grace period from delisting if, among other things, our stockholders' equity exceeded $5 million. In July 2002, our board of directors approved a transfer of our listing from the Nasdaq National Market to the Nasdaq SmallCap Market to avail ourselves to the grace periods. On August 21, 2002, we received notice that we had been granted the additional 180-day grace period, or until February 10, 2003 to regain compliance with the $1.00 minimum bid price requirement for at least ten consecutive trading days. As a result, our board of directors is unanimously recommending that our stockholders approve our amended and restated certificate of incorporation in substantially the form attached as Appendix C to this proxy statement to:

     - effect a reverse stock split in a range of between one-for-twenty and one-for-forty, with the exact ratio to be determined by the board of directors in its sole and absolute discretion within that range at any time prior to February 1, 2003, and

     - reduce the authorized number of shares of our common stock from 200 million to 100 million.

PURPOSE

     The board of directors is recommending that our stockholders approve our amended and restated certificate of incorporation for the following reasons:

     - the board believes that the reverse stock split is the most effective means to avoid a delisting of our common stock from the Nasdaq SmallCap Market for failing to meet or exceed the $1.00 minimum bid price requirement of the Nasdaq SmallCap Market; and

     - the board believes a higher stock price may help generate investor interest in our common stock and help us attract and retain employees and other service providers.

     Nasdaq Listing.    Our common stock is quoted on the Nasdaq SmallCap Market
under the symbol "EVLV." On October __, 2002, the closing bid price for our common stock was $__ per share. If our stockholders do not approve our amended and restated certificate of incorporation to effect the reverse stock split, and the bid price for our common stock does not otherwise increase to $1.00 or more for ten consecutive trading days, we expect that our common stock will be delisted from the Nasdaq SmallCap Market, in which case, the market for our common stock may be significantly diminished and you may not be able to sell our common stock.

     Potential Increased Investor Interest. In recommending the approval of our amended and restated certificate of incorporation, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced stocks to their clients. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. In addition, our board of directors believes that most institutional investors are reluctant to invest in lower priced stocks. Our board of directors further believes that a higher stock price would help us attract and retain employees and other service providers, as some potential employees and service providers may be less willing to work for a company with a low stock price and market capitalization.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     Although we believe that the reverse stock split will be beneficial to our stockholders, we cannot assure you that:

     - the per share bid price for our common stock following the reverse stock split will meet or exceed the minimum bid price required by the Nasdaq SmallCap Market for ten consecutive days prior to February 10, 2003;

     -    our common stock will not be delisted from the Nasdaq SmallCap Market;

     - the reverse stock split will result in a per share price that will attract institutional and other investors;

     - the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; or

     -    the liquidity of our common stock will be improved.

PRINCIPAL EFFECTS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Corporate Matters. If approved and effected, the amendment and restatement of our certificate of incorporation would have the following effects:

     - depending on the exact reverse stock split ratio selected by the board of directors, between 20 and 40 shares owned by a stockholder would be combined into one share;

     - the number of shares of our common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the board of directors;

     - the number of shares of our common stock into which our Series A Preferred Stock and Series B Preferred Stock are convertible into immediately prior to the reverse stock split would be reduced proportionately;

     - the relative voting power of the common stock in relation to the Series A Preferred Stock and Series B Preferred Stock will remain the same;

     - the number of authorized shares of our common stock will be reduced from 200 million shares to 100 million shares;

     - it will eliminate the provision pertaining to holders of our Series A Preferred Stock who have not already waived the application of such provision, that provides that a liquidation will occur in the event that a person acquires beneficial ownership of more than 50% of our voting equity securities;

     - based on the reverse stock split ratio selected by our board of directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants; and

     - the number of shares reserved under our existing employee benefit plans will be reduced proportionately based on the reverse stock split ratio approved by our board of directors.

     If approved and effected, the reverse stock split will be effected simultaneously for all of our outstanding common stock and at the same ratio. The reverse stock split will affect all of our common stockholders uniformly, and should not materially effect any common stockholder's beneficial ownership interest in our common stock. As described below, stockholders who would otherwise be entitled to receive a fractional share after aggregating all fractions of a share to which they would otherwise be entitled, will be entitled to a cash payment in lieu of such fraction of a share. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders holding fewer than 20 shares. This, however, is not the purpose for which we are affecting the reverse stock split. The common stock combined pursuant to the reverse stock split will remain fully paid and nonassessable.

     Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares that are not evenly divisible by the reverse stock split ratio approved by our board of directors will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the Nasdaq SmallCap Market. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive payment for such fractional interest as described above.

     Stockholders should be aware that under the escheat laws of the various jurisdictions where stockholders reside, where Evolve is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain them directly from the state to which they were paid.

     If approved and effected, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are often somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

     Authorized Shares. Despite the fact that the approval of the amendment and restatement of our certificate of incorporation would reduce the number of authorized shares of our common stock by 100 million shares, the proportion of our authorized but unissued shares of our common stock in relation to our issued and outstanding shares of common stock will be increased as a result of the reverse stock split. Authorized but unissued shares will be available for issuance, and we may issue such shares in equity financings or otherwise. If we issue additional shares of common stock, the ownership interest of our current stockholders may be diluted.

     Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be proportionately reduced based on the reverse stock split ratio approved by our board of directors, and the additional paid in capital account on the balance sheet will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

     Potential Anti-Takeover Effect. Although the increased proportion of authorized but unissued shares of common stock to outstanding shares of common stock following the filing of the amended and restated certificate of incorporation could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances of stock that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company), the amendment and restatement of our certificate of incorporation proposal is not being proposed in response to any effort of which we are aware to accumulate our common stock or obtain control of Evolve.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

     If our stockholders approve the proposal to approve our amended and restated Certificate of incorporation and if our board of directors decides to implement the reverse stock split on or prior to February 1, 2003, we will file an amended and restated certificate of incorporation with the Secretary of State of Delaware and the reverse stock split will be effected at the time specified in the certificate. Beginning at the effective time, each certificate representing old shares of common stock will be deemed for all corporate purposes to represent the new combined shares of common stock. The text of the amended and restated certificate of incorporation to effect the reverse stock split and to reduce the number of authorized shares of our common stock from 200 million to 100 million, would be in substantially the form attached to this proxy statement as Appendix B; provided that the text of the form of amended and restated certificate of incorporation would be subject to modification to include such changes as may be required by the Secretary of State of Delaware and as the board of directors deems necessary or advisable to effect the reverse stock split, including the insertion of an effective time and the applicable reverse stock split ratio approved by the board of directors within the range approved by our Stockholders.

     As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.
We expect that our transfer agent, Computershare, will act as the exchange agent for purposes of implementing the exchange of stock certificates. Stockholders will be requested to surrender to the exchange agent certificates representing our common stock in exchange for new certificates representing our common stock in accordance with the procedures set forth in the letter of transmittal to be sent by our transfer agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any share certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for a new certificate representing our common stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

NO DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following summary of certain material federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date of this proxy statement, which is subject to change retroactively as well as prospectively. This summary also assumes that the common stock was and will be held as a "capital asset," as defined in the Internal Revenue Code of 1986. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of stock certificates pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares exchanged. In general, stockholders who receive cash in exchange for their fractional share interests in the new combined shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the new combined shares will include the period during which the stockholder held the common stock surrendered in the reverse stock split.

     Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

VOTE REQUIRED

     Approval of our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock and a majority of the votes cast by our Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

BOARD RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

   RATIFICATION OF OUR CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK

GENERAL

     In August 2002, we raised $7.5 million from the sale of our Series B Preferred Stock to Warburg Pincus Private Equity VIII, L.P., Sierra Ventures VII, L.P., Sierra Ventures Associates VII, LLC and another investor. To issue our Series B Preferred Stock to these investors, we had to file a certificate of designation of Series B Preferred Stock, or Certificate of Designation, designating 750,000 shares of our authorized preferred stock as Series B Preferred Stock. In order to raise the capital quickly and to avoid the need to obtain stockholder approval for the issuance of our Series B Preferred Stock to these investors, as would have otherwise been required under the rules of the Nasdaq Stock Market, our investors and us agreed that we would seek stockholder ratification of our Certificate of Designation so that the provision in Section 3(c) of the Certificate of Designation pertaining to adjustments to the conversion price for dilutive issuances of securities by us would become effective. The Certificate of Designation is attached hereto as Appendix D.
Section 3(c) of our Certificate of Designation generally provides that if we issue securities for a price per share less than the conversion price of our Series B Preferred Stock, or $0.19, that the conversion price of our Series B Preferred Stock would also decrease, in an amount dependent upon the number of securities we issued and at the price we issued them. A reduction in the conversion price of our Series B Preferred Stock would generally result in our Series B Preferred Stock being convertible into more shares of our common stock but does not otherwise increase the relative voting power of the Series B Preferred Stock. If Proposal 2 is approved by our stockholders and the reverse stock split is effected, the conversion price of our Series B Preferred Stock will increase. For example, if a one-for-twenty reverse stock split were to be effected by our board of directors, the conversion price of our Series B Preferred Stock would be increased to $3.80. Failure by our stockholders to ratify the Certificate of Designation would result in there being no adjustment to the conversion price of our Series B Preferred Stock in the event that we issue securities at a price per share less than the conversion price of our Series B Preferred Stock, as more fully set forth in the Certificate of Designation.

VOTE REQUIRED

     Ratification of our Certificate of Designation of our Series B Preferred Stock requires the affirmative vote of a majority of the votes cast by our common stock and Series A Preferred Stock voting together as a single class.

INTERESTED PARTIES

     The following table sets forth the ownership of our shares of Series B Preferred Stock by certain of our stockholders.

STOCKHOLDER                                NUMBER OF SHARES OF SERIES B PREFERRED STOCK
-----------                                --------------------------------------------

Warburg Pincus Private Equity VIII (1)(2)                                       500,000
Sierra Ventures VI, L.P. (3)                                                    134,381
Sierra Ventures VII, L.P. (3)                                                    47,485
Sierra Ventures Associates VI, LLC (3)                                           18,134
Sierra Ventures Associates VII, LLC (3)                                           4,735

---------------
(1) Cary Davis and Nancy Martin, two of our directors, are general partners of Warburg Pincus Private Equity VIII, L.P.

(2) Gayle Crowell, our chairperson of the board, is a full time advisor of Warburg Pincus LLC, an affiliate of Warburg Pincus Private Equity VIII, L.P.

(3) Jeffrey M. Drazan, one of our directors, is a managing member of SV Associates VI, LLC, which is the general partner of Sierra Ventures VI, L.P. Mr. Drazan is also a manager of Sierra Ventures Associates VII, LLC, which is the general partner of Sierra Ventures VII, L.P.

BOARD RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF OUR CERTIFICATE OF DESIGNATION OF OUR SERIES B PREFERRED STOCK.

                                   PROPOSAL 4

                         RATIFICATION OF APPOINTMENT OF
                           PRICEWATERHOUSECOOPERS LLP

     Our board of directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit our financial statements for our fiscal year ending June 30, 2003, and recommends that stockholders ratify this appointment. In the event that stockholders do not ratify the appointment of PricewaterhouseCoopers LLP by our board of directors, our board of directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

VOTE REQUIRED

     The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the meeting.

BOARD RECOMMENDATION

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of:

     -    each person who served as our chief executive officer during fiscal
          2002;

     - the two other most highly compensated executive officers at the end of fiscal 2002; and

     - two of our former executive officers who were not serving as executive officers at the end of fiscal 2002 (collectively, the "named executive officers").

                                    SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION                AWARDS
                                                      -------------------              -----------
                                                                        OTHER ANNUAL   SECURITIES
                                         FISCAL                         COMPENSATION   UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR   SALARY ($)  BONUS ($)     ($) (1)     OPTIONS (#)
---------------------------------------  ------  ----------  ---------  -------------  -----------

John P. Bantleman (2)                      2002      70,750    190,337       204,772            --
    Former President and Chief             2001     255,000    110,625            --       416,667
    Executive Officer                      2000     234,579    265,625            --            --

Lin Johnstone (3)                          2002     235,777         --            --       250,000
    Former Interim President and Chief
    Executive Officer

Linda Zecher                               2002      82,533     16,600            --     5,000,000
    President and Chief Executive
    Officer

Kenneth J. Bozzini (4)                     2002     175,000     30,000            --       360,000
    Former Chief Financial Officer         2001     153,750     18,938            --        90,000
                                           2000      94,167     24,084            --        50,000

Kurt Heikkinen (5)                         2002     184,448     85,000        46,250       125,000
    Former Vice President,                 2001     170,417     28,500            --       250,000
    Engineering and Customer Service       2000      80,000     20,000            --            --


                                                                            -16-

Janice Ryan (6)                            2002     154,886     25,000            --       125,000

Robert Gillette                            2002      93,182     12,500        25,000     1,200,000
    Vice President of Engineering and
    Chief Financial Officer

---------------
(1) Under applicable Securities and Exchange Commission rules, perquisites are not required to be included if the aggregate value of the perquisites is less than the lesser of $50,000 or 10% of the executive officer's salary and bonus.
(2) Mr. Bantleman resigned in October 2001. We made severance payments of $204,772 to Mr. Bantleman.
(3)  Ms. Johnstone resigned in March 2002.
(4)  Mr. Bozzini resigned in August 2002.
(5) Mr. Heikkinen resigned in May 2002. We made severance payments of $46,250 to Mr. Heikkinen.
(6)  Ms. Ryan resigned in March 2002.
(7)  Mr. Gillette was paid $25,000 for relocation expenses.

     The following table provides information concerning grants of options to purchase our common stock made during fiscal 2002 to the named executive officers.

                               OPTION GRANTS IN FISCAL 2002

                                                                         POTENTIAL REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL RATES
                                                                         OF STOCK PRICE APPRECIATION
                                                                         (2)
                                 % OF TOTAL
                    NUMBER OF    OPTIONS
                    SECURITIES   GRANTED TO
                    UNDERLYING   EMPLOYEES   EXERCISE
                    OPTIONS      IN FISCAL   PRICE          EXPIRATION
NAME                GRANTED (#)  YEAR        ($/SHARE) (1)  DATE         5% ($)    10% ($)
John P. Bantleman            --          --            --           --        --          --

Lin Johnstone           250,000        2.07          0.34     12/12/06    23,484      51,893

Linda Zecher          5,000,000       41.38          0.25     03/20/12   786,118   1,992,178

Kenneth J. Bozzini      180,000        2.98          0.34     12/12/06    38,488      16,908
                        180,000                      0.34     12/12/11    97,537      37,363

Kurt Heikkinen          125,000        1.03          0.34     12/12/06    11,742      25,947

Janice Ryan             125,000        1.03          0.34     12/12/11    26,728      67,734


Robert Gillette       1,200,000        9.93          0.33     01/16/12   249,042     631,122

---------------
(1) All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.
(2) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the rules of the Securities and Exchange Commission, and do not represent our estimate of future stock prices. Actual values realized, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders' continued service to us through the vesting period.

     The following table provides specified information concerning option exercises during fiscal 2002 and exercisable and unexercisable options held by the named executive officers as of June 30, 2002.

            AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE-
                                             UNDERLYING UNEXERCISED        MONEY OPTIONS AT JUNE 30,
                                             OPTIONS AT JUNE 30, 2002 (#)  2002 ($) (1)
                    SHARES        VALUE      ----------------------------  ----------------------------
                    ACQUIRED ON   REALIZED
NAME                EXERCISE (#)  ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------  ------------  ---------  -------------  -------------  -------------  -------------
John P. Bantleman             --         --             --             --             --             --
Lin Johnstone                 --         --        250,000             --             --             --
Linda Zecher                  --         --             --      5,000,000             --             --
Kenneth J. Bozzini            --         --         55,912        402,421             --             --
Kurt Heikkinen                --         --        375,000             --             --             --
Janice Ryan                   --         --        125,000             --             --             --
Robert Gillette               --         --             --      1,200,000             --             --

---------------
(1)     Based on a the closing sales price of $0.13 per share of our common stock on June 28, 2002, none of the options held by the named executive officers were in-the-money.

COMPENSATION OF DIRECTORS

     Our board of directors is reimbursed for expenses incurred in attending any meeting of the board of directors or any committee of the board of directors.
We pay the chairman of our board of directors $5,000 per month. We have adopted a policy whereby each new non-employee director will receive a grant of a stock option to purchase shares of our common stock on the date on which such person becomes a director with a face value no greater than $100,000. The option vests over four years, with 25% of the shares subject to the option vesting on the first anniversary of the date on which the person becomes a director, and 1/48th of the total number of shares subject to the option vesting each month following the first anniversary. Our directors may also be given the opportunity from time to time to purchase shares of our common stock pursuant to restricted stock purchase agreements. In December 2001, we granted each of our non-employee directors an option to purchase 330,000 shares of common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or compensation committee. No member of our board of directors is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

EXECUTIVE OFFICERS

     The following persons were serving as one of our executive officers as of the date of this proxy statement:

NAME                   AGE                          POSITION
---------------------  ---  ---------------------------------------------------------

Linda Zecher            49  President and Chief Executive Officer
Arthur Taylor           46  Vice President, Chief Financial Officer and Secretary
Robert Gillette         45  Vice President of Engineering and Chief Technical Officer
Lisa Campbell           39  Vice President of Marketing
Timothy Cannon, Ph.D.   48  Vice President of Business Development and Services

     Arthur Taylor joined us in July 2002 as our Vice President and Chief Financial Officer. Prior to joining us, from March 2001 to July 2002, Mr. Taylor was Vice President and Chief Financial Officer for Docent, Inc., an eLearning enterprise software company. From August 1998 to March 2001, Mr. Taylor was Vice President and Corporate Treasurer for 3Com Corporation, a high technology networking company. From June 1997 to July 1998, Mr. Taylor was Chief Financial Officer, Treasurer, and Vice President, Finance for ReSound Corporation, a hearing health care company. Prior to that Mr. Taylor held several senior financial management positions at Allergan, Inc., an eye and skin care pharmaceutical and medical device company. Mr. Taylor received a Bachelor of Science in Business Administration from San Diego State University and an MBA from the University of Southern California. Mr. Taylor is also a Certified Management Accountant.

     Robert Gillette joined us in January 2002 as our Vice President of Engineering and Chief Technology Officer. Prior to joining us, from April 2000 to October 2001, Mr. Gillette was the Senior Vice President, Engineering for GlobalSight, a multi-lingual content management tool company. From August 1997 to April 2000, Mr. Gillette was Senior Vice President, Engineering and Chief Technical Officer for Callidus Software, an enterprise incentive management software company. Mr. Gillette received a B.A. in Comparative Language Study from Vassar College.

     Lisa Campbell joined us in April 2002 as our Vice President of Marketing. Prior to joining us, from May 2001 to April 2002, Ms. Campbell was the Vice President of Marketing and Product Management for NONSTOP Solutions, a provider of demand chain software applications. From March 2000 to May 2001, Ms. Campbell was Chief Marketing Officer for RedCelcius, Inc., a CRM enterprise software company. From August 1999 to March 2000, Ms. Campbell was Vice President of Marketing for iMedeon, a field service automation software company focused on selling to the utility industry. From April 1997 to May 1999, Ms. Campbell was Vice President of Marketing for Firstwave, a CRM enterprise software company. Ms. Campbell received a B.A. from Boston College and an M.B.A. with a concentration in Marketing from Babson College.

     Timothy Cannon, Ph.D. joined us in April 2002 as our Vice President Business Development and Sales. Prior to joining us, from April 1999 to April 2002, Mr. Cannon was the Vice President of CRM Applications for Oracle Services Industries. From 1985 to 1999 Mr. Cannon was Director of Sales for Compaq, a personal computer manufacturer. Mr. Cannon received an M.E. in Civil Engineering Management and a B.S. in Civil Engineering from the University of Florida, an M.B.A. with a concentration in Finance from the University of New Orleans and a Ph.D. in Information Technology from George Mason University.

COMPENSATION PLANS

     Amended and Restated 2000 Stock Plan

     Our Amended and Restated 2000 Stock Plan, or the 2000 Plan, provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. As of October 21, 2002, the total number of shares of common stock reserved for issuance under the 2000 Plan was 25,000,000 shares. Through October 21, 2002, no shares of common stock have been issued under the 2000 Plan, and as of that date there were options to purchase an aggregate of 10,736,322 shares of common stock issued and outstanding. A number of shares is added to the 2000 Plan on an annual basis equal to the least of the aggregate number of shares subject to grants made in the previous year, 10,000,000 shares or such other amount as determined by the board of directors. Unless terminated earlier, the 2000 Plan will terminate automatically on August 9, 2010. The administrator of our 2000 Plan has the power to determine the:

     - terms of the options or stock purchase rights granted, including the exercise price of the options or stock purchase rights;

     -    number of shares subject to each option or stock purchase right;

     -    vesting schedule of each option or stock purchase right; and

     - form of consideration payable upon the exercise of each option or stock purchase right.

     Options and stock purchase rights granted under the 2000 Plan are generally not transferable by the optionee, and each option and stock purchase right is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of the optionee's status as an employee, director or consultant of us, or within 12 months after such optionee's termination by death or disability, but in any event not later than the expiration of the option's term.

     The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 2000 Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 2000 Plan may not exceed ten years.

     The 2000 Stock Plan provides that if we merge with or into another corporation, or sell substantially all of our assets, each option and stock purchase right must be assumed or an equivalent option or stock purchase right substituted for by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for by the successor corporation, the options shall become fully vested and the optionees shall have the right to exercise such options or stock purchase rights. If an option or stock purchase right becomes fully vested and exercisable in the event of a merger or sale of assets, the administrator must notify the optionee that the option or stock purchase right is fully exercisable for a period of 15 days from the date of the notice, and the option or stock purchase right will terminate upon the expiration of the 15-day period.

     Amended and Restated 2000 Employee Stock Purchase Plan

     As of October 21, 2002, a total of 2,429,089 shares of our common stock have been reserved for issuance under our Amended and Restated 2000 Employee Stock Purchase Plan, or Purchase Plan. The number of shares of our common stock reserved for issuance under the Purchase Plan is subject to annual increases equal to the least of the aggregate number of shares issued pursuant to Purchase Plan in the previous year, 1,000,000 shares, or such amount as determined by our board of directors. As of October 21, 2002, 557,258 shares had been issued under our Purchase Plan.

     The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is implemented by a series of overlapping offering periods of 24-month durations, with new offering periods, other than the first offering period, commencing on or about February 1 and August 1 of each year. Each offering period consists of four consecutive purchase periods of approximately six months' duration, at the end of which, an automatic purchase is made for participants. Participants generally may not purchase more than 5,000 shares, or such other number of shares established by our board of directors, on any purchase date or purchase stock having a value measured at the beginning of the offering period greater than $25,000 in any calendar year.

     Employees are eligible to participate in the Purchase Plan if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who immediately after grant of a purchase right under the Purchase Plan would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or whose rights to purchase stock under all of our purchase plans accrues at a rate that exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under this plan. The Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's base compensation.

     Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each purchase period. The price of stock purchased under the Purchase Plan is generally 85% of the lower of the fair market value of our common stock at the beginning of the offering period or at the end of the purchase period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us.

     In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods.

     Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan. The Purchase Plan provides that, in the event of our merger with or into another corporation or a sale of substantially all our assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The new exercise date will be set prior to the proposed date of the merger or sale of assets.

     Our board of directors has the authority to amend or terminate the Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the Purchase Plan. Our board of directors has the exclusive authority to interpret and apply the provisions of the Purchase Plan. The Purchase Plan will terminate automatically in 2010, unless terminated earlier.

     Amended and Restated 2002 Nonstatutory Stock Option Plan

     Our Amended and Restated 2002 Nonstatutory Stock Option Plan, or 2002 Plan, provides for the grant of nonstatutory stock options to employees, officers, directors and consultants. We may only make option grants to newly hired officers and directors as inducements to provide services to us. As of October 21, 2002, the total number of shares of common stock reserved for issuance under the 2002 Plan was 3,500,000 shares. Through October 21, 2002, no shares of common stock had been issued under the 2002 Plan, and as of that date there were options to purchase an aggregate of 2,250,000 shares of common stock issued and outstanding. Unless terminated earlier, the 2002 Plan will terminate automatically on April 24, 2012. The administrator of the 2002 Plan has the power to determine:

     - terms of the options granted, including the exercise price of the options or stock purchase rights;

     -    number of shares subject to each option;

     -    vesting schedule of each option; and

     -    form of consideration payable upon the exercise of each option.

     Options granted under the 2002 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 2002 Plan must generally be exercised within 30 days after the termination of the optionee's status as an employee, officer, director or consultant of us, or within six months after such optionee's termination by death or disability, but in any event, not later than the expiration of the option's term.

     With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any option granted must be at least equal to 110% of the fair market value on the grant date. With respect to any other participant the exercise price of any option granted may not be less than 85% of the fair market value on the date of grant, other than in connection with a merger or other similar corporate transaction.

     The 2002 Plan provides that if we merge with or into another corporation, or sell substantially all of our assets, each option must be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the options shall become fully vested and exercisable by the optionees. If an option becomes fully vested and exercisable in connection with a merger or sale of assets, the administrator must notify the optionee that the option is fully exercisable for a period of at least 15 days from the date of the notice, and the option will terminate upon the expiration of the 15-day period.

     1995 Stock Option Plan, as Amended

     Our 1995 Stock Option Plan, as amended, was adopted by our board of directors and by our stockholders in 1995, and it was last amended in 2000. The 1995 Stock Option Plan was terminated as to new issuances in August 2000, upon the commencement of the 2000 Stock Plan. As of October 21, 2002, we had reserved a total of 5,833,333 shares of our common stock for issuance upon the exercise of options granted under the plan. The 1995 Stock Option Plan provides for the granting to our employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code, and for the granting to employees, officers, directors and consultants of nonstatutory stock options. No further option grants will be made under the 1995 Stock Option Plan.

     Options granted under our 1995 Stock Option Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1995 Stock Option Plan must generally be exercised within three months of the termination of optionee's status as an employee, officer, director or consultant, or within 12 months after his or her termination by death or disability, but in no event may the option be exercised after the expiration of the option's term.

     Options granted under our 1995 Stock Option Plan will accelerate and become fully vested in the event we are acquired, unless the successor corporation assumes or substitutes other options in their place.

     401(k) Plan

     In April 1996, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Eligible participants may elect to reduce their current compensation up to the lesser of 15% of eligible compensation and the statutorily prescribed annual limit and have such reduction contributed to the 401(k) plan. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants to the 401(k) plan, and income earned on the plan contributions, are generally not taxable to the participants until withdrawn.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table summarizes our equity compensation plans as of October 21, 2002:

                                    EQUITY COMPENSATION PLAN INFORMATION

                                                                                    NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO      WEIGHTED AVERAGE       FUTURE ISSUANCE UNDER
                               BE ISSUED UPON EXERCISE     EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                               OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS      WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
-----------------------------  ------------------------  ----------------------  --------------------------
                                         (a)                      (b)                       (c)
Equity Compensation plans
approved by security holders                 11,079,976  $                 0.55                  14,263,678

Equity Compensation plans not
approved by security holders                  6,250,000  $                 0.24                   1,250,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALE OF SERIES A PREFERRED STOCK

     Pursuant to a Series A Preferred Stock Purchase Agreement between Evolve and certain investors, we issued the following securities in October 2001 to the following venture funds affiliated with certain of its directors:

                                             SERIES A        WARRANTS TO PURCHASE    WARRANTS TO PURCHASE
NAME                                      PREFERRED STOCK  SERIES A PREFERRED STOCK      COMMON STOCK
----------------------------------------  ---------------  ------------------------  --------------------
Warburg Pincus Private Equity VIII, L.P.        1,000,000                 1,000,000             5,000,000
Sierra Ventures VII, L.P.                          90,933                    90,933               454,665
Sierra Ventures Associates VII, LLC                 9,067                     9,067                45,335

     The Series A Preferred Stock was sold at $10 per share. The exercise price per share of the warrants to purchase Series A Preferred Stock was $10, and the exercise price of the warrants to purchase common stock was $1 per share. All of the warrants to purchase Series A Preferred Stock have either been exercised or have expired. The warrants to purchase common stock are all exercisable for seven years from the date of issue. None of the warrants to purchase common stock have been exercised.

     Each share of Series A Preferred Stock was convertible into common stock at an initial conversion price of $0.50, or at an initial conversion rate of 20 shares of common stock for each share of Series A Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company. The number of shares of common stock into which each share of Series A Preferred Stock is convertible accretes at a rate of 8.00% per year. As of the date of this proxy statement, the conversion price of the Series A Preferred Stock had decreased to $0.35 per share.

     In March 2002, we issued the following securities to the following venture funds affiliated with certain of our directors upon the exercise of warrants to purchase Series A Preferred Stock:

                                             SERIES A      WARRANTS TO PURCHASE
NAME                                      PREFERRED STOCK      COMMON STOCK
----------------------------------------  ---------------  --------------------
Warburg Pincus Private Equity VIII, L.P.          500,000             2,500,000
Sierra Ventures VII, L.P.                          45,467               227,335
Sierra Ventures Associates VII, LLC                 4,533                22,665

     We issued the foregoing securities pursuant to agreements under which we made representations, warranties and covenants and provided the purchasers with registration rights and preemptive rights, among other privileges.

     Jeffrey M. Drazan, a director of the Company, is a manager of Sierra Ventures Associates VII, LLC, which is the general partner of Sierra Ventures VII, L.P.

     Cary Davis and Nancy Martin, directors of the Company, are partners of Warburg Pincus & Co. and Managing Directors of Warburg Pincus LLC, the general partner of Warburg Pincus Private Equity VIII, L.P., and Gayle Crowell, a director of the Company, is a full-time advisor to of Warburg Pincus LLC. Mr. Davis, Dr. Martin and Ms. Crowell were each appointed to our Board of Directors upon the closing of the sale of our Series A Preferred Stock in October 2001.

SALES OF SERIES B PREFERRED STOCK

     Pursuant to a Series B Preferred Stock Purchase Agreement between Evolve and certain investors, Evolve issued 500,000 shares of Series B Preferred Stock, 181,866 shares of Series B Preferred Stock and 18,134 shares of Series B Preferred Stock to Warburg Pincus Private Equity VIII, L.P., Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, respectively. The purchase price for the Series B Preferred Stock was $10 per share. Each share of Series B Preferred Stock was convertible into common stock at an initial conversion price of $0.19, or at an initial conversion rate of approximately 53 shares of common stock for each share of Series B Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company. The number of shares of common stock into which each share of Series B Preferred Stock is convertible accretes at a rate of 8.00% per year. We issued the foregoing securities pursuant to agreements under which we made representations, warranties and covenants and provided the purchasers with registration rights and preemptive rights, among other privileges.

STOCK OPTION ISSUANCES

     Since June 2001, we have issued the following options to our executive officers and directors named below:

                    SHARES OF COMMON STOCK UNDERLYING
                    ---------------------------------
NAME                             OPTIONS               EXERCISE PRICE PER SHARE($)
----                             -------               ---------------------------

Linda Zecher                                5,000,000                         0.25
Arthur Taylor                               1,250,000                         0.11
Robert Gillette                             1,200,000                         0.33
Lisa Campbell                               1,000,000                         0.27
Kenneth J. Bozzini                            360,000                         0.34
Lin Johnstone                                 250,000                         0.34
Janice Ryan                                   125,000                         0.34
Kurt Heikkinen                                125,000                         0.34
Nancy Martin                                  330,000                         0.34
Jeffrey M. Drazan                             330,000                         0.34
John R. Oltman                                330,000                         0.34
Cary Davis                                    330,000                         0.34
Paul Rochester                                330,000                         0.34
Gayle Crowell                               1,250,000                         0.34

SEVERANCE AGREEMENTS

     In October 2001, we entered into a Separation and Consulting Agreement with John Bantleman, our former President and Chief Executive Officer, pursuant to which it was agreed that he would resign his employment and his position on our board of directors effective October 5, 2001 and begin tenure as a consultant to us through December 31, 2001. We agreed to pay Mr. Bantleman all accrued salary and all accrued and unused vacation time through October 5, 2001, as well as health insurance benefits through March 1, 2002. As compensation for Mr. Bantleman's consulting work for us, we paid him a lump sum of $130,500. Additionally, because we closed a financing in excess of $10 million within the first 30 days after his departure, we paid Mr. Bantleman two additional payments of $65,250 on each of April 1, 2002 and July 1, 2002. We also agreed to allow options to purchase 104,166 shares of common stock (which were in addition to options that were vested as of Mr. Bantleman's termination date and which represents an additional 25% of the 416,667 options covered under three stock option agreements) to immediately vest and to allow 312,500 shares purchased under three restricted stock purchase agreements (which were in addition to shares that were vested as of Mr. Bantleman's termination date and which represents an additional 25% of the 1,250,000 shares purchased under such restricted stock purchase agreements) to immediately vest. Further, we forgave promissory notes that Mr. Bantleman issued to us totaling $175,000 (plus approximately $15,337 accrued interest as of September 30, 2001).

     On November 8, 2001, we entered into a severance agreement with Joseph Fuca, our former Vice President, Sales, pursuant to which we agreed to pay Mr. Fuca three months of his base salary as a severance payment plus an additional $15,000. We also agreed to pay Mr. Fuca all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums through his severance period. We further agreed to accelerate the vesting of an option to purchase 100,000 shares of our common stock issued to Mr. Fuca and to make such option exercisable for 15 months following his termination date.

     On November 9, 2001, we entered into a severance agreement with James Bozzini, our former Chief Operating Officer and Vice President, Finance, pursuant to which, we agreed to pay Mr. Bozzini four months of his base salary as a severance payment. We also agreed to pay Mr. Bozzini all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums through his severance period. We further agreed to accelerate the vesting of an option to purchase 250,000 shares of our common stock issued to Mr. Bozzini and to make such option exercisable for 15 months following his termination date.

     On November 12, 2001, we entered into a severance agreement with David Hsieh, our former Vice President, Marketing, pursuant to which it was agreed that his employee termination date would be November 16, 2001. We agreed to pay Mr. Hsieh three months of his base salary as a severance payment. We also agreed to pay Mr. Hsieh all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums for three months.

     On May 23, 2002, we entered into a severance agreement with Kurt Heikkinen, our former Vice President, Engineering and Customer Service, pursuant to which, we agreed to pay Mr. Heikkinen three months of his base salary as a severance payment. We also agreed to pay Mr. Heikkinen all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums for four months. We further agreed to accelerate the vesting of all of Mr. Heikkinen's stock options and make such options exercisable for 15 months following his termination date.

     On June 12, 2002, we entered into a severance agreement with Kenneth J. Bozzini, our former Vice President, Finance and Chief Financial Officer, pursuant to which it was agreed that his employee termination date would be August 1, 2002. We agreed to pay Mr. Bozzini six months of his base salary as a severance payment. We also agreed to pay Mr. Bozzini all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums for three months. We further agreed to accelerate the vesting of Mr. Bozzini's stock options by an additional 12 months and make such options exercisable for 15 months following his termination date.

     On September 30, 2002, we entered into a severance agreement with Dale Royal, our former Vice President, Sales, pursuant to which we agreed to pay Mr. Royal four weeks of his base salary as a severance payment. We also agreed to pay Mr. Royal all accrued salary and all accrued and unused vacation through his employee termination date, as well as to pay his COBRA premiums for one month.

PROMISSORY NOTE AMENDMENTS

     In November 2001, we agreed to amend certain promissory notes that were issued to us by our executive officers and directors, in order to purchase our common stock. Each of the promissory notes was amended to provide that the note was non-recourse to the maker of the note, so that the only recourse we would have to ensure the note was repaid was to retire the stock issued to such persons. The promissory notes were also amended to provide that the notes would mature on the earlier to occur of the fourth anniversary of the note and 15 months from such person's termination of employment with or service to us. The promissory notes of the following executive officers and in the original principal amounts indicated were amended:

NAME                      ORIGINAL PRINCIPAL AMOUNT OF PROMISSORY NOTE
----                      --------------------------------------------

John Bantleman (1)        $  975,000
                          $  375,000
James Bozzini (2)         $  900,000
Kenneth J. Bozzini (3)    $    6,250
Jeffrey M. Drazan         $  375,000
                          $  100,000
Joseph Fuca (4)           $  937,500
Kurt Heikkinen            $   75,000
                          $  187,500
                          $  270,000
JRO Consulting, Inc. (5)  $  100,000
Paul Rochester            $  375,000


---------------
(1) The amendment to Mr. Bantleman's promissory note provides that the note will mature 15 months from his termination of employment with us.

(2) The amendment to Mr. J. Bozzini's promissory note provides that the note will mature 15 months from his termination of employment with us.

                                                                            -25-

(3) The amendment to Mr. K. Bozzini's promissory note provides that the note will mature on the earlier to occur of November 18, 2003 and 15 months from his termination of employment with us.

(4) The amendment to Mr. Fuca's promissory notes provides that the notes will mature 15 months from his termination of employment with us.

(5)  John R. Oltman is the President of JRO Consulting, Inc.

CHANGE OF CONTROL

     On October 9, 2001, Warburg Pincus Private Equity VIII, L.P. purchased 1,000,000 shares of our Series A Preferred Stock at a price of $10 per share, with the purchase price paid in cash at the closing of the sale of such shares. Based on the information set forth in a Schedule 13D, as amended, the aggregate purchase price of $10,000,000 paid for the shares of Series A Preferred Stock was paid out of the working capital of Warburg Pincus Private Equity VIII, L.P. In addition, we issued Series A Preferred Stock warrants to Warburg Pincus Private Equity VIII, L.P. to purchase up to an aggregate of 1,000,000 shares of our Series A Preferred Stock at an exercise price of $10 per share and seven-year common stock warrants to purchase up to 5,000,000 shares of common stock at an exercise price of $1.00 per share.

     On March 26, 2002, we issued Warburg Pincus Private Equity VIII, L.P. an additional 500,000 shares of Series A Preferred Stock at a price of $10 per share, with the purchase price of $5,000,000 paid in cash, upon exercise of certain of the Preferred Stock warrants. Upon exercise of the Series A Preferred Stock warrants, Warburg Pincus Private Equity VIII, L.P. received additional seven-year common stock warrants to purchase up to an aggregate of 2,500,000 shares of our common stock at an exercise price of $1.00 per share.

     On August 20, 2002, Warburg Pincus Private Equity VIII, L.P. purchased 500,000 shares of our Series B Preferred Stock at a price of $10 per share, with the purchase price paid in cash at the closing of the sale of such shares. Based on the information set forth in a Schedule 13D/A, the aggregate purchase price of $5,000,000 paid for the shares of Series A Preferred Stock was paid out of the working capital of Warburg Pincus Private Equity VIII, L.P.

     According to its Schedule 13D/A, Warburg is presently the beneficial owner of 61.5% of the outstanding shares of our common stock.

                             AUDIT COMMITTEE REPORT

     The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2002, the audit committee periodically:

     - reviewed and discussed the audited financial statements with our management;

     - reviewed the unaudited and audited financial statements with management and our independent public accountants, PricewaterhouseCoopers LLP;

     - discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and PricewaterhouseCoopers LLP;

     -    reviewed our financial controls and financial reporting process; and

     - reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practice.

     The audit committee also reviewed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting principles. The audit committee periodically met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

     In addition, the audit committee has discussed with PricewaterhouseCoopers LLP their independence from management and us, including the matters in the written disclosures required by the Independence Standards Board and discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The audit committee also considered the compatibility of PricewaterhouseCoopers LLP's (non-audit services, principally tax advisory services,) with the standards for auditor independence. The audit committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit.

     The directors who serve on the audit committee are all "independent" for purposes of the rules of the Nasdaq Stock Market, and further all of them meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the effectiveness of Corporate Audit Committees. During fiscal 2002, the audit committee met four times, with all members in attendance at each meeting.

     In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2002. The audit committee also recommended to the board of directors the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2003.

                                   The Audit Committee of the
                                   Board of Directors For Fiscal 2002

                                   John R. Oltman
                                   Cary Davis
                                   Paul Rochester

                             AUDIT AND RELATED FEES

AUDIT FEES

     Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended June 30, 2002 and for reviews of the financial statements included in our quarterly reports for that fiscal year were $200,100, of which $106,000 had been billed through June 30, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended June 30, 2002.

ALL OTHER FEES

     During our fiscal year ended June 30, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $152,150, which consisted of $80,600 for assistance with our Series A Preferred Stock financing, $18,700 associated with our Vivant! Acquisition and $15,650 for various matters relating to SEC compliance, all of which had been billed through June 30, 2002.

     The audit committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     Our compensation program's goals are to:

     - attract, retain and motivate highly-qualified executive officers who can provide operational and strategic excellence that will produce continuing success for us;

     - align compensation for our executive officers with our business objectives and performance; and

     - align incentives for our executive officers with the interests of our stockholders to enhance financial performance and stockholder value.

     We emphasize performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The compensation committee annually reviews our compensation practices by comparing them to surveys of other companies against which we compete in business or for talent, and other companies of comparable size and complexity. The compensation committee also examines emerging trends and practices in the broader software market. The compensation committee then sets objective compensation parameters based on this review.

     Our compensation program for all employees includes both cash and equity-based elements. Because it is most directly linked to our stockholders' interests, equity-based compensation is emphasized in our compensation programs. Consistent with competitive practices, we also use a cash bonus plan based on achievement of financial performance and key operational objectives.

CASH COMPENSATION

     Salary. We set a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including competing companies similar in size and companies against which we compete in business or for talent. We set individual salaries for each executive officer relative to this range based on sustained individual performance, contribution to our results and internal comparison of duties and responsibilities.

     Cash Bonus. To help recruit, retain and motivate executives with market-competitive incentives, in fiscal 2002, we provided a cash bonus program for executives, based on performance. In fiscal 2003, we will employ similar performance measures for cash bonus incentives.

EQUITY-BASED COMPENSATION

     Executive equity grants are determined using the Black-Scholes method of evaluating our stock option grants against a Black-Scholes evaluation of grants by our peer group competitors. Options granted to executive officers are subject to vesting over time. Initial or "new-hire" options are typically granted to executive officers when they first join our company. All options that we grant are issued with an exercise price at the then-current fair market value and thus become valuable only if the executive officer continues to serve our company and the price of our stock subsequently increases.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Our Chief Executive Officer's salary and performance stock option grants follow the policies set forth above. Our CEO's base annual salary for fiscal 2001 was $255,000, compared to $200,000 in fiscal 2000. For fiscal 2003, our CEO's target annual incentive will be consistent with market cash incentives. Our CEO's compensation package is designed to be strongly aligned with the interests of stockholders by making her cash incentives directly tied to achieving specific targets and by granting stock options that become valuable only if she continues to serve at the Company and the price of our stock subsequently rises.

TAX DEDUCTIBILITY

     We are subject to Section 162(m) of the Internal Revenue Code, which imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1,000,000 paid to any of our named executive officers. We believe that compensation resulting from the exercise of stock options granted by us is deductible as performance-based compensation. We intend to comply with the provisions of Section 162(m) so as to preserve the related federal income tax deductions, although individual exceptions may occur. We, however, have not sought to qualify our cash bonus plan for executives under Section 162(m) as deductible compensation.

                                    The Compensation Committee of the
                                    Board of Directors

                                    Gayle Crowell
                                    John R. Oltman
                                    Jeffrey M. Drazan

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total return on our common stock with the cumulative total return of the Nasdaq Composite Index and the J.P. Morgan H&Q Technology Index on a quarterly basis for the period commencing on August 10, 2000 (the date of our initial public offering) and ending on June 30, 2002. The graph assumes that $100.00 was invested on August 10, 2000 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*
       AMONG EVOLVE SOFTWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                      THE JP MORGAN H & Q TECHNOLOGY INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                        8/10/00   9/00   12/00  3/01   6/01   9/01   12/01  3/02   6/02
                        -------  ------  -----  -----  -----  -----  -----  -----  -----

EVOLVE SOFTWARE, INC.     100.0   266.6  54.17  31.60   6.33   3.44   4.11   2.33   1.44

NASDAQ STOCK MARKET       100.0   97.29  65.15  48.63  57.32  39.77  51.70  48.95  39.03
(U.S.)

JP MORGAN H & Q           100.0  104.89  68.16  47.66  53.13  34.80  47.11  42.45
TECHNOLOGY

NASDAQ COMPUTER &         100.0   103.0  63.61  46.40  60.42  36.96  51.23  47.26  37.56
DATA PROCESSING


     * $100 invested on 8/10/00 in stock or on 7/31/00 in index- including reinvestment of dividends. Fiscal year ending June 30.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish us with copies of all forms required to be filed under Section 16(a) by such persons. Based on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with in a timely manner during fiscal 2002, other than the failure to file a Form 4 by each of Dr. Martin and Mr. Davis, to report the acquisition of additional shares of Series A Preferred Stock by Warburg Pincus Private Equity VIII, L.P. in March 2002 through the exercise of a warrant, which transaction was later reported by both of them on a Form 5 in July 2002. Lisa Campbell inadvertently failed to disclose the ownership of 200 shares on her Form 3 filed in April 2002, which Form was subsequently amended in October 2002. Lin Johnstone, former Interim President and Chief Executive Officer, failed to file a timely Form 3 reporting her holdings during October 2001. Ms. Johnstone's Form 3 was filed during August 2002.

                              STOCKHOLDER PROPOSALS

     Stockholders may submit proposals for consideration at future stockholder meetings, including director nominations. We expect to hold our 2003 annual meeting of stockholders in December 2003. Stockholder proposals, including director nominations, that are intended to be presented by stockholders at our 2003 annual meeting and that stockholders desire to have included in our proxy statement relating to the 2003 annual meeting must be received by us no later than ________, 2003 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

     If a stockholder wishes to present a proposal, including a director nomination, at our 2003 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to ________, 2003.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     We are delivering only one copy of this proxy statement and our 2002 annual report to stockholders unless we receive, or our mailing agent receives, contrary instructions.

     Upon the written or oral request of a stockholder at a shared address to which a single copy of our proxy statement and 2002 annual report to stockholders was delivered, we will promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Investor Relations, Evolve Software, Inc., 150 Spear Street, 11th Floor, San Francisco, CA 94105 and oral requests may be made by calling our Investor Relations department at (415) 229-3700. In addition, if such a stockholder wishes to receive a separate copy of our proxy statement and annual report to stockholders in the future, such stockholder should notify us either in writing or by telephone.

     Stockholders sharing an address who are receiving multiple copies of our proxy statement and 2002 annual report to stockholders may request delivery of a single copy of our proxy statement and annual report by writing to the address above or calling the telephone number above.

         DELIVERING VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE

     For shares of stock that are registered in the name of the stockholder, the stockholder may vote by telephone, by returning a signed proxy card or voting in person at the meeting.

     For shares of stock that the stockholder beneficially owns and holds in "street name" through a broker or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the Internet or by telephone through their broker or bank, if such a service is provided. To vote via the Internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been properly recorded.

     Stockholder voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                          TRANSACTION OF OTHER BUSINESS

     As of the date of this proxy statement, the only business that the board of directors intends to present or knows that others will present at the meeting are those proposals discussed above. If any other matter or matters are properly brought before the meeting, or any adjournment of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with the proxyholders' best judgment.

                                     By Order of the Board of Directors

                                     Arthur T. Taylor
                                     Chief Financial Officer and Secretary

October __, 2002

                                   APPENDIX A
                                   ----------

                                  FORM OF PROXY

                              EVOLVE SOFTWARE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 17, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Evolve Software, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October __, 2002, and hereby appoints Linda Zecher and Arthur Taylor, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the common stock of the undersigned at the Annual Meeting of Stockholders of Evolve Software, Inc. to be held on December 17, 2002, and at any adjournments thereof, upon the proposals set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

     1.   To elect two General Directors in Class II of the board of directors:

          [_] FOR the nominees listed          [_] WITHHOLD authority to vote
              below (except as indicated)          for the nominees listed below

          If you wish to withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.

          Paul Rochester

          John R. Oltman

     2. To approve the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock in a ratio to be determined by the board of directors in the range of one-for-twenty to one-for-forty and to decrease the number of authorized shares of the Company's common stock from 200,000,000 shares to 100,000,000 shares:

          [_]   FOR             [_]   AGAINST             [_]   ABSTAIN

     3.   To ratify our Certificate of Designation of Series B Preferred Stock.

          [_]   FOR             [_]   AGAINST             [_]   ABSTAIN

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2003:

          [_]   FOR             [_]   AGAINST             [_]   ABSTAIN

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

     Dated:____________________         ____________________________________
                                        Name (Please Print)


                                        ____________________________________
                                        Signature


                                        ____________________________________
                                        Name (Please Print)

                                        ____________________________________
                                        Signature

     This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder's or stockholders' name appear hereon, and returned promptly in the enclosed envelope. Person's signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                   APPENDIX B
                                   ----------

                             AUDIT COMMITTEE CHARTER

                         CHARTER FOR THE AUDIT COMMITTEE
PURPOSE:
--------

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Evolve Software, Inc. and its subsidiaries (the "COMPANY"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:
-----------

     The Audit Committee will consist of at least two (2) members of the Board, all of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:
-----------------

     The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

     2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

     3.   Approving the independent auditors' proposed audit scope and approach.

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

     5.   Reviewing  the  performance  of  the  independent  auditors.

     6. Recommending the appointment of independent auditors to the Board of Directors.

     7.   Reviewing  fee  arrangements  with  the  independent  auditors.

     8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

     9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

     11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     15. Reviewing related party transactions for potential conflicts of interest; and

     16. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:
---------

     The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS;
--------

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES
-------

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                   APPENDIX C
                                   ----------

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              EVOLVE SOFTWARE, INC.

     Evolve Software, Inc. a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Evolve Software, Inc. (the "Corporation"). The Corporation was originally incorporated under the name "Cortez Software International, Inc.," and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 24, 1995.

     2. The amendments and restatement set forth in this Amended and Restated Certificate of Incorporation have been duly approved by the Board of Directors and stockholders of Evolve Software, Inc. in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of this Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Corporation's certificate of incorporation and reads in its entirety as follows:

                                      FIRST

     The name of the Corporation is Evolve Software, Inc. (the "Corporation").

                                     SECOND

     The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc. in New Castle County.

                                      THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     FOURTH

     A. The total number of shares that the Corporation shall have authority to issue is 110,000,000 shares of capital stock. Of such authorized shares, 100,000,000 shares shall be designated "Common Stock", and have a par value of $0.001. Of such authorized shares, 10,000,000 shares shall be designated "Preferred Stock", and have a par value of $0.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the

Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     B. Effective 12:01 a.m. Eastern Time on ________, 200_ (the "Effective Time") each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into one-_______ (1/__ of one (1) share of fully paid and nonassessable Common Stock of the Corporation ("New Common Stock"), subject to the treatment of fractional shares interests described below.

     C. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

     D. No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Nasdaq National Market or Nasdaq SmallCap Market (or if such price is not available, then such other price as determined by the Board of Directors).

     E. Two series of Preferred Stock of the Corporation be and hereby are created. 1,875,000 shares of Preferred Stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"). 750,000 shares of Preferred Stock shall be designated as Series B Preferred Stock (the "Series B Preferred Stock"). The designations and amounts thereof and the preferences and relative, optional and other special rights of the shares of the Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Issued Preferred Stock"), and the qualifications, limitations or restrictions thereof are as set forth herein.

     For purposes of this Amended and Restated Certificate of Incorporation, (i) any series of Preferred Stock of the Corporation entitled to dividends, liquidation and redemption preference on a parity with the Series B Preferred Stock shall be referred to as "Series B Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series B Preferred Stock and Series B Parity Preferred Stock with respect to dividends, liquidation preference or redemption shall be referred to as "Senior Stock," (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series B Preferred Stock with respect to dividends, liquidation preference and redemption shall be referred to as "Series B Junior Stock," (iv) any series of Preferred Stock of the Corporation entitled to dividends, liquidation and redemption preference on a parity with the Series A Preferred Stock shall be referred to as "Series A Parity Preferred Stock," and (v) the Common Stock and any series of Preferred Stock ranking junior to the Series A Preferred Stock with respect to dividends, liquidation preference and redemption shall be referred to as "Series A Junior Stock." The Series A Preferred Stock of the Corporation shall be Series B Junior Stock with respect to liquidation for purposes hereof. The Series A Preferred Stock of the Corporation shall be Series B Parity Preferred Stock with respect to dividend and redemption rights. As of the date of this Amended and Restated Certificate of Incorporation there is not outstanding any Series B Parity Preferred Stock with respect to liquidation, or Senior Stock.

     The rights, privileges and other terms of the Issued Preferred Stock shall be as follows:

          (1)     Dividends.   (a) In the event that the Corporation shall
                  ---------
declare a distribution on the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (including cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then in each such case the holders of Issued Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holders of Issued Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Issued Preferred Stock are convertible pursuant to Section 3(a) hereof as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution; provided that if such distribution is made with respect to the Series A Preferred stock, then the proportionate shares of such distribution attributable to shares of the Issued Preferred Stock shall be determined on an as-converted to Common Stock basis. (b) In the event that the Corporation shall declare a distribution on the Series A Preferred Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (including cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then in each such case the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holders of Issued Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Issued Preferred Stock are convertible pursuant to Section 3(a) hereof as of the record date fixed for the determination of the holders of Series A Preferred Stock of the Corporation entitled to receive such distribution.

          (2)     Liquidation Preference.
                  ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary:

                    (i) After setting apart or paying in full the preferential amounts due to any holders of Senior Stock, the holders of the Series B Preferred Stock and any Series B Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Junior Stock, by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of the Series B Preferred Stock shall be $10.00 per share (as adjusted for any stock splits, reverse stock splits, recapitalizations, dividends in kind or similar events with respect to such stock, which amount shall increase at a rate of 8.00% per annum, compounded quarterly, commencing on the date of issuance of each such share, plus any declared but unpaid dividends on such shares (the "Series B Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series B Preferred Stock and any Series B Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and Series B Parity Stock in proportion to the number of shares and the respective liquidation preferences of Series B Preferred Stock and Series B Parity Stock held by each such holder.

     (ii) After setting apart or paying in full the preferential amounts due to any holders of Senior Stock, Series B Preferred Stock and Series B Parity Preferred Stock, the holders of Series A Preferred Stock and any Series A Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Junior Stock, by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of the Series A Preferred Stock shall be $10.00 per share (as adjusted for any stock splits, reverse stock splits, recapitalizations, dividends in kind or similar events with respect to such stock, which amount shall increase at a rate of 8.00% per annum, compounded quarterly, commencing on the date of issuance of each such share, plus any declared but unpaid dividends on such shares (the "Series A Liquidation Preference"). If, upon occurrence of such event and after payment of the amounts in accordance with paragraph (i) the remaining assets and funds thus distributed among the holders of the Series A Preferred Stock and any Series A Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then after setting apart or paying in full the preferential amounts due to holders of Senior Stock, Series B Preferred Stock and Series B Parity Stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and Series A Parity Stock in proportion to the number of shares and the respective liquidation preferences of Series A Preferred Stock and Series A Parity Stock held by each such holder.

     (iii) After payment has been made to the holders of Senior Stock, the Series B Preferred Stock, any Series B Parity Stock, the Series A Preferred Stock and any Series A Parity Stock of their respective Liquidation Preferences, the holders of the Series A Junior Stock shall be entitled to receive the remaining assets of the Corporation as set forth in the Certificate of Incorporation or any certificate of designation defining the liquidation preference of any such Series A Junior Stock, or otherwise in proportion to the number of shares of Series A Junior Stock held by each such holder.

     For purposes of this Amended and Restated Certificate of Incorporation, the term "Liquidation Preference" shall mean the liquidation preference that is applicable to the Series A Preferred Stock with respect to shares of Series A Preferred Stock and shall mean the liquidation preference that is applicable to the Series B Preferred Stock with respect to shares of Series B Preferred Stock.

               (b) For purposes of this paragraph 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its business, assets or property (including intellectual property), or (ii) any transaction or series of related transactions resulting in a reorganization, merger, or consolidation (whether or not the Corporation is the entity surviving such transaction) in which holders of all voting equity securities of the Corporation immediately prior to such transaction will hold (by reason of their holdings in the Corporation) less than 50% of the voting equity securities of the Corporation or other entity surviving such transaction, (in each case, a "Change of Control Transaction"); provided however that in the event of a Change of Control Transaction which occurs prior to the fifth anniversary of the issuance of any share of Issued Preferred Stock, the Liquidation Preference associated with such share of Issued Preferred Stock shall be computed as if such Change of Control Transaction occurred on the fifth anniversary of the issuance of such share of Issued Preferred Stock; and, provided further, that in the event of a Change of Control Transaction, if the amount that would have been received by holders of Issued Preferred Stock had the full amount of the applicable Liquidation Preference per share with respect to Issued Preferred Stock (calculated in accordance with this paragraph) been converted into Common Stock prior to the Change of Control Transaction (the "As-Converted Amount") exceeds the applicable amount which would have been received in respect of each share of Issued Preferred Stock absent such conversion, then each holder of Issued Preferred Stock will be entitled to receive the applicable As-Converted Amount of each share of Issued Preferred Stock.

               (c) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors in the good faith exercise of its reasonable business judgment. Any securities shall be valued as follows:

                    (i) Securities not subject to restrictions on free marketability:

                         (1)     If traded on a securities exchange or on the
Nasdaq National Market System or the Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                         (2)     If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                         (3)     If there is no active public market, the value
shall be the fair market value thereof, as determined (x) by agreement between the Corporation and the holders of a majority of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock or (y) in the absence of such agreement, by the Board of Directors in the good faith exercise of its reasonable business judgment (after consultation with a mutually acceptable financial advisor in the event such fair market value is expected in good faith to exceed $1,000,000 by a majority of the Board of Directors or a majority of the Preferred Directors (as defined hereafter).

                    (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined (x) by agreement between the Corporation and the holders of a majority of the outstanding shares of each of the Series A Preferred Stock and the Series B Preferred Stock, or (y) in the absence of such agreement, by the Board of Directors in the good faith exercise of its reasonable business judgment (after consultation with a mutually acceptable financial advisor in the event such fair market value is expected in good faith to exceed $1,000,000 by a majority of the Board of Directors or a majority of the Preferred Directors.

          (3)     Conversion.  The holders of Issued Preferred Stock shall have
                  ----------
conversion rights as follows (the "Conversion Rights"):

               (a)     Right to Convert and Automatic Conversion.
                       -----------------------------------------

                    (i) Each share of Issued Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Liquidation Preference of such share (computed as of the date of conversion), by the applicable conversion price determined as hereinafter provided, in effect at the time of conversion. The Series A Conversion Price, after taking into account all adjustments made prior to the date hereof, shall initially be equal to $0.37. The Series B Conversion Price shall initially be equal to $0.19. The Conversion Price shall be subject to adjustment as hereinafter provided. For purposes of this Amended and Restated Certificate of Incorporation, the term "Conversion Price" shall mean, with respect to shares of Series A Preferred Stock, the Series A Conversion Price, and, with respect to shares of Series B Preferred Stock, the Series B Conversion Price.

                    (ii) Each share of Issued Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price at the earlier of (i) the delivery of notice of automatic conversion by the Company to all holders of the applicable series of Issued Preferred Stock, provided that such notice may not be given (A) prior to the fifth anniversary of the first date of issuance of such series of Issued Preferred Stock, and (B) unless the closing sales price of the Corporation's Common Stock during regular trading hours was $5.00 or more (as adjusted for stock-splits, stock dividends and similar events) for thirty (30) consecutive trading days ending not more than ten (10) days prior to the date of such notice, or (ii) at the election of the holders of a majority of the outstanding shares of the applicable series of Issued Preferred Stock.

               (b)     Mechanics of Conversion.  No fractional shares of Common
                       -----------------------
Stock shall be issued upon conversion of Issued Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of the Common Stock as determined by the Board of Directors in accordance with Section 2 (c) hereof. Before any holder of Issued Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Issued Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Issued Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Except as set forth in the following sentence, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Issued Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of an automatic conversion pursuant to Section 3(a)(ii), the outstanding shares of Issued Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent for such Issued Preferred Stock; and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such Issued Preferred Stock are either delivered to the Corporation or the transfer agent for such Issued Preferred Stock as provided above, or the holder notifies the Corporation or the transfer agent for such Issued Preferred stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

               (c)     Adjustments to Conversion Price for Diluting Issues.
                       ---------------------------------------------------

                    (i)     Special Definitions.  For purposes of this Section
                            -------------------
3, the following definitions shall apply:

                         (1)     "Options" shall mean rights, options or
                                  -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)     "Convertible Securities" shall mean any
                                  ----------------------
evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (3)     "Additional Shares of Common Stock" shall mean
                                  ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 3(c)(iii), deemed to be issued) by the Corporation after the first issuance of shares of Series B Preferred Stock (the "Original Issue Date") other than shares of Common Stock issued or issuable:

                              (A)     upon conversion of shares of Issued
Preferred Stock, upon the issuance of Options, including exercise or conversion of Convertible Securities subject to such Options, issued or issuable pursuant to the terms of the agreement or agreements governing initial issuance and sale of Series A Preferred Stock, or upon exercise or conversion of Options or Convertible Securities outstanding as of the date hereof;

                              (B)     to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program, including without limitation sales of shares to such persons pursuant to restricted stock purchase agreements (collectively, the "Plans") approved by the Board of Directors;

                              (C)     as a dividend or distribution on the
Issued Preferred Stock or in connection with any stock split, stock dividend or similar transaction;

                              (D)     in connection with (1) equipment lease
financing transactions with institutions regularly engaged in equipment leasing or (2) bank lending, if such transactions are approved by the Board of Directors, and such issuance is not principally for the purpose of raising additional equity capital for the Corporation; provided however that the number of shares of Common Stock so excluded in any fiscal year of the Company shall not exceed 0.5% of the number of shares of Common Stock outstanding (determined as of the date of issuance of such shares of Common Stock), after giving effect to the conversion of all outstanding shares of Preferred Stock and other "in-the-money" (as such term is defined in paragraph 3(c)(iv) below) securities convertible into Common Stock unless such grants are approved by a majority of the directors of the Corporation elected by holders of Preferred Stock (the "Preferred Directors") present and voting;

                              (E)     securities issued to customers or joint
venture partners or in connection with other strategic alliances approved by the Board of Directors including a majority of the Preferred Directors present and voting, which involve the grant of licenses or localization, distribution, OEM, bundling, manufacturing or resale rights with respect to the Corporation's products or technology; and

                              (F)     securities issued pursuant to the
acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets of the other corporation, or other reorganization approved by the Board of Directors including a majority of the Preferred Directors present and voting, and

                              (G)     by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E) or (F) or on shares of Common Stock so excluded, provided that such issuance is made (x) pursuant to obligations of the Corporation established in connection with the original issuance of such securities or (y) to all holders of the Corporation's capital stock in proportion to the number of shares held.

                    (ii)     No Adjustment of Conversion Price:  No adjustment
                             ---------------------------------
in the Conversion Price of a series of Issued Preferred Stock shall be made in respect of the issuance or deemed issuance (pursuant to Section 3(c)(iii) below) of Additional Shares of Common Stock unless the consideration per share (determined in accordance with paragraph 3(c)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is or would be less than the Conversion Price for such series of Issued Preferred Stock in effect on the date of, and immediately prior to such issue or deemed issue. No adjustment in the Series A Conversion Price or the Series B Conversion Price shall be made pursuant to paragraph (iv) below as a result of any stock dividend or subdivision which causes an adjustment in the applicable Conversion Price pursuant to Section 3(d) below.

                    (iii)     Deemed Issue of Additional Shares of Common Stock.
                              -------------------------------------------------
In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities which are excisable for or convertible into Additional Shares of Common Stock or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any case in which Additional Shares of Common Stock are deemed to be issued:

                              (A)     no further adjustment in the Series A
Conversion Price or the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)     if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price or the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                              (C)     no readjustment pursuant to clause (B)
above shall have the effect of increasing the Series A Conversion Price or the Series B Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (iv)     Adjustment of Conversion Price Upon Issuance of
                             -----------------------------------------------
Additional Shares of Common Stock.  Except as set forth in (e) below, in the
---------------------------------
event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 3(c)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of Issued Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) which shall be determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to such issue,
(ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, (iii) the number of shares of Common Stock issuable upon exercise of outstanding in-the-money Options and conversion of outstanding in-the-money Convertible Securities and
(iv) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue, (2) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, (3) the number of shares of Common Stock issuable upon exercise of outstanding in-the-money Options and conversion of outstanding in-the-money Convertible Securities and (4) the number of such Additional Shares of Common Stock so issued. "In-the-money" Options and Convertible Securities shall be deemed to include all securities exercisable for or convertible into shares of Common Stock with a fair market value equal to or greater than the fair market value of the consideration which must be paid or which must be foregone to effect such exercise or conversion.

                    (v)     Determination of Consideration.  For purposes of
                            ------------------------------
this paragraph 3(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)     Cash and Property.  Such consideration shall:
                                 -----------------

                              (A)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)     insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                              (C)     in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                         (2)     Options and Convertible Securities.  The
                                 ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 3(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)     the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y)     the maximum number of shares of Common
Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) Notwithstanding anything in this Section 3(c) to the contrary, no adjustment to the Series B Conversion Price provided for in this Section 3(c) shall be given effect upon the conversion of any shares of Series B Preferred Stock unless, prior to the date of such conversion, the holders of a majority of the outstanding shares of the Common Stock and Series A Preferred Stock, voting together on an as-converted to Common Stock basis in accordance with the provisions of this Certificate of Incorporation, approve or ratify the provisions of this Section 3(c).

               (d)     Adjustments for Stock Dividends, Subdivisions,
                       ----------------------------------------------
Combinations, or Consolidations.  In the event the Corporation shall pay a stock
-------------------------------
dividend on the Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the applicable Conversion Price of the Issued Preferred Stock in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

               (e)     Additional Adjustments.
                       ----------------------

                    (i)     Adjustment of Conversion Price Upon Payment of
                            ----------------------------------------------
Certain Amounts.  In the event this Corporation shall pay, directly or
---------------
indirectly, consideration of more than $1,000,000 in the aggregate (such amount, including the initial $1,000,000, an "Excess Payment") (A) pursuant to a settlement agreement or a final and binding award of damages by a court or arbitrator with respect to an Eligible Claim (as defined below) involving payment of consideration by the Corporation (net of any consideration received by the Corporation in connection with such Eligible Claim from third parties including insurance carriers, co-defendants and adverse parties) in excess of $100,000 but not more than $1,000,000, (B) pursuant to a settlement agreement or a final and binding award of damages by a court or arbitrator with respect to an Eligible Claim involving payment by the Corporation of consideration (net of any consideration received by the Corporation in connection with such Eligible Claim from third parties including insurance carriers, co-defendants and adverse parties) in an amount in excess of $1,000,000 (a "Major Damage Award"), (C) all out-of-pocket fees and expenses (including out-of-pocket expenses of investigation and attorneys fees and expenses) paid by the Company in connection with the defense of an Eligible Claim which results in a Major Damage Award and
(D) in payment by the Corporation of any federal or state taxes arising out of the forgiveness of indebtedness of employees or former employees of the Company that was incurred in connection with the acquisition of any of the Company's securities, then and in such event the Series A Conversion Price shall be reduced as set forth in paragraph (iii) hereof. For purposes hereof, "Eligible Claim" shall mean any action, suit, or proceeding threatened in writing or commenced prior to or within 12 months following the initial filing of the Certificate of Designation of Series A Preferred Stock based on a claim relating to or arising out of either (a) the conduct of the Company's business, which claim is based on alleged facts and circumstances that would constitute a breach of the representations and warranties of the Corporation set forth in Section 3 of that certain Series A Preferred Stock Purchase Agreement dated as of September 23, 2001 among the Corporation and certain purchasers of shares of Series A Preferred Stock (the "Series A Agreement") disregarding the qualifications or modifications to such representations and warranties contained in Sections 3.7 and 3.13 of the Schedule of Exceptions to the Series A Agreement, or (b) a misstatement or alleged misstatement of a material fact, or omission or alleged omission to state a material fact, in connection with the purchase or sale, or failure to purchase or sell, any of the Corporation's securities; provided that the material facts or circumstances of the claims
            --------
described in paragraphs (a) and (b) occurred prior to the initial date of the filing of the Certificate of Designation of Series A Preferred Stock.

                    (ii)     Adjustment Formula.  In each event that adjustment
                             ------------------
to the Series A Conversion Price is required under Paragraph (i) above, the Series A Conversion Price then in effect shall be reduced, concurrently with such event, to a price (calculated to the nearest cent) which shall be determined by multiplying such Conversion Price by a fraction, the numerator of which shall be one, and the denominator of which shall be the sum of one plus a fraction, the numerator of which shall be the New Share Number and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue and (2) the number of shares of Common Stock issuable upon exercise of outstanding Options and conversion of outstanding Convertible Securities, but excluding all shares of Common Stock issuable upon conversion of Series A Preferred Stock outstanding or issuable upon conversion of outstanding warrants therefor and shares of Common Stock issuable upon exercise of Warrants therefor that were issued in connection with the issuance of shares of Series A Preferred Stock. For purposes hereof, the New Share Number shall equal (A) in the case of any adjustment required under paragraph (i) the number of shares of Common Stock so issued, and (B) in the case of any adjustment required by paragraph (ii) the sum of (x) the number of shares of Common Stock actually issued, to the extent the Excess Payment is made in Common Stock, and (y) the value of the Excess Payment, to the extent it is not paid in Common Stock, divided by the value of the Corporation's Common Stock on the date of payment (determined in accordance with Paragraph 2(c)(i)).

               (f)     No Impairment.  Unless approved in accordance with
                       -------------
Section 5 hereof, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Issued Preferred Stock against impairment.

               (g)     Notices of Record Date.  In the event that the
                       ----------------------
Corporation shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge with any other corporation (other than a merger in which the Company is the surviving entity and the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Issued Preferred Stock:

                         (1)     at least twenty (20) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                         (2)     in the case of the matters referred to in (iii)
and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Issued Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given when so mailed.

               (h)     Recapitalization.  If at any time or from time to time
                       ----------------
there shall be a merger, consolidation, recapitalization (including the reverse stock split effected hereby) or similar transaction of the Corporation (other than a transaction treated as a liquidation for purposes of Section 2 or a subdivision or combination as set forth in Section 3(d)) provision shall be made so that the holders of the Issued Preferred Stock shall thereafter be entitled to receive upon conversion of the Issued Preferred Stock the number of shares of stock or other securities or property of the Corporation or any successor thereto to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Issued Preferred Stock after the such transaction to the end that the provisions of this Section 3 (including adjustment of the Series A Conversion Price and the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock) shall be applicable after such transaction as nearly equivalent as may be practicable.

               (i)     Adjustments for Other Distributions.  In the event the
                       -----------------------------------
Corporation at any time, or from time to time, makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3, then and in each such event provision shall be made so that the holders of the Issued Preferred Stock shall receive upon the date of such distribution, the amount of securities of the Corporation which they would have received had their Issued Preferred Stock been converted into Common Stock on such date.

               (j)     Certificates as to Adjustments.  Upon the occurrence of
                       ------------------------------
each adjustment or readjustment of the Series A Conversion Price or the Series B Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Issued Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Issued Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such applicable adjustments and readjustments, (2) the applicable Conversion Price for such series at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Preferred Stock. Any certificate sent to the holders of the Issued Preferred Stock pursuant to this Section 3(j) shall be signed by an officer of the Corporation.

               (k)     Reservation of Shares Issuable Upon Conversion.  The
                       ----------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Issued Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Issued Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Issued Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (k)     Issue and Transfer Taxes.  The Corporation will pay any
                       ------------------------
and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Issued Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Issued Preferred Stock to be converted and no such issue or delivery will be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (4)     Voting Rights and Directors.
                  ---------------------------

               (a) Except as otherwise required by law, or as otherwise set forth herein, the holders of Issued Preferred Stock, and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, as follows: (i) each holder of Issued Preferred Stock shall have one vote for each full share of Common Stock into which the Issued Preferred Stock would have been convertible (assuming that such shares were issued on and as of such dates) as of the Original Issue Date (with respect to the Series B Preferred Stock) or October 9, 2001 (with respect to the Series A Preferred Stock), subject to adjustment for stock dividends, subdivisions, combinations or consolidations pursuant to
Section 3(d) hereof, and (ii) the holders of Common Stock shall have one (1) vote per share of Common Stock.

               (b) As long as the number of outstanding shares of Series A Preferred Stock is not less than 75% of the aggregate number of shares of Series A Preferred Stock issued by the Corporation, the holders of such shares of Series A Preferred Stock shall vote as a separate class to elect three (3) directors of the Corporation. The foregoing number of directors to be elected by holders of the Series A Preferred Stock voting as a separate class (the "Series A Directors") shall be reduced as follows: (i) to two (2) directors if the number of outstanding shares of Series A Preferred Stock is less than 75%, but not less than 50%, of the aggregate number of shares of Series A Preferred Stock issued by the Corporation, (ii) to one (1) director if the number of outstanding shares of Series A Preferred Stock is less than 50%, but not less than 25%, of the aggregate number of shares of Series A Preferred Stock issued by the Corporation, and (iii) to zero (0) if the number of outstanding shares of Series A Preferred Stock is less than 25% of the aggregate number of shares of Series A Preferred Stock issued by the Corporation. Immediately upon any event causing such a reduction in the number of Series A Directors, the term of the Series A Director with the shortest remaining term of office shall thereupon automatically cease and such resulting vacancy shall be filled by a new director appointed by a majority of the directors who are not Series A Directors. One of the three initial Series A Directors shall be appointed to each of the three classes of directors of the Corporation (Class I, Class II and Class III). In the case of a vacancy (other than a vacancy caused by a reduction in the number of Series A Directors as set forth above) in the office of a director occurring among directors elected by the holders of Series A Preferred Stock pursuant to this Section 4(b), the remaining directors so elected by Series A Preferred Stock (or if there is no such director remaining, the holders of a majority of the Series A Preferred Stock), may elect a successor or successors to hold office for the unexpired term of the director or directors whose places shall be vacant. Any director who shall have been elected by the holders of Series A Preferred Stock or by any directors so elected as provided in the immediately preceding sentence may be removed during the aforesaid term of office, with or without cause, by the affirmative vote of holders of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by an affirmative vote of holders of Series A Preferred Stock represented at the meeting or pursuant to the written consent.

               (c) As long as any shares of Series B Preferred Stock remain outstanding, the holders of Series B Preferred Stock shall vote as a separate class to elect such number of directors of the Corporation (the "Series B Directors"), which, when added to the number of the Series A Directors, will be in as close a proportion as is possible to the total number of directors of the Corporation as the proportion of the number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock is to the total number of shares of Common Stock then outstanding (after giving effect to the conversion of all shares of Preferred Stock then outstanding), rounded down to the nearest whole number; provided, however, that the foregoing right shall be superseded in the event, to the extent, and for so long as the appointment of any such Series B Director would cause the Corporation to fail to comply with applicable laws or regulations or the rules of the Nasdaq Stock Market. Any such Series B Director may be removed during the term of office of such Series B Director, with or without cause, by the affirmative vote of the holders of Series B Preferred Stock, given either at a special meeting duly called for that purpose or pursuant to a written consent, and any vacancy thereby created may be filled by an affirmative vote represented at the meeting or pursuant to the written consent. All directors other than the Preferred Directors shall be elected by the holders of Common Stock, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis.

               (d) Any action which the holders of Issued Preferred Stock are authorized to take at a duly called annual or special meeting of stockholders may in lieu thereof be taken by means of a written consent of such holders.

          (5)     Protective Provisions.
                  ---------------------

               (a) In addition to any other rights provided by law, the Corporation and its subsidiaries shall not, without first obtaining the affirmative vote or written consent of (A) the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, provided that at least 50% of the shares of Series A Preferred Stock issued by the Corporation remain outstanding, and (B) the holders of not less than a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred stock, voting together as a single class, on an as-converted to Common Stock basis, provided that at least 50% of the shares of Series B Preferred Stock issued by the Corporation remain outstanding:

                    (i) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation;

                    (ii) issue any bonds, debentures or notes or incur similar debt obligations, other than trade debt in the ordinary course of business;

                    (iii) consummate a Change of Control Transaction, unless the aggregate value received for, or realizable in respect of, all outstanding shares of Issued Preferred Stock, determined in accordance with Section 2(c) hereof, as a result of such sale or other transaction or series of transactions exceeds an amount equal to $10.00 per share (as adjusted for stock splits and dividends in kind) multiplied by the number of outstanding shares of Issued Preferred Stock (the "Aggregate Cash Purchase Price"), plus an amount sufficient to result in an overall internal rate of return (IRR) on the Aggregate Cash Purchase Price of 50%, taking into account for purposes of calculating such overall IRR any differences in the dates of issuance of such outstanding shares;

                    (iv) repurchase any outstanding shares of stock of the Corporation, except for (i) repurchase of shares held by employees of the Corporation pursuant to repurchase agreements approved by the Board of Directors and (ii) redemption of shares of Preferred Stock;

                    (v) amend the Bylaws of the Corporation to increase the authorized number of directors of the Corporation to more than eight (8);

               (b) In addition to any other rights provided by law, the Corporation and its subsidiaries shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, provided that at least 50% of the shares of Series A Preferred Stock issued by the Corporation remain outstanding:

                    (i) pay any dividend on any shares of Series A Junior Stock, or repurchase or redeem any such shares of Series A Junior Stock except for repurchases of unvested shares of Series A Junior Stock at cost from employees, directors, consultants and other service providers.

                    (ii) authorize or issue any shares of any class or series of Senior Stock or Series A Parity Preferred Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Senior Stock or Series A Parity Preferred Stock.

               (c) In addition to any other rights provided by law, the Corporation and its subsidiaries shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred stock, voting together as a single class, on an as-converted to Common Stock basis, provided that at least 50% of the shares of Series B Preferred Stock issued by the Corporation remain outstanding:

                    (i) pay any dividend on any shares of Series B Junior Stock, or repurchase or redeem any such shares of Series B Junior Stock except for repurchases of unvested shares of Series B Junior Stock at cost from employees, directors, consultants and other service providers;

                    (ii) authorize or issue any shares of any class or series of Senior Stock or Series B Parity Preferred Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Senior Stock or Series B Parity Preferred Stock of the Corporation.

          (6)     Status of Converted Stock.  In the event any shares of Series
                  -------------------------
A Preferred Stock or Series B Preferred Stock shall be converted pursuant to
Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

          (7)     Residual Rights.  All rights accruing to the outstanding
                  ---------------
shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                      FIFTH

          The Corporation is to have perpetual existence.

                                      SIXTH

          Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

                                     SEVENTH

          The number of directors that constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                     EIGHTH

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                      NINTH

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      TENTH

          Section 1. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designed Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by the incorporator. At each annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as if practicable.

          Section 2. The number of directors that constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

          Section 3. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                    ELEVENTH

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                     TWELFTH

          The stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting, except that the holders of the Corporation's Preferred Stock may take action by written consent in lieu of a meeting on matters for which the Preferred Stock is entitled to a separate class vote.

                                   THIRTEENTH

          Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles TENTH, TWELFTH or THIRTEENTH or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 20% or more of the voting power of the Corporation's outstanding capital stock.

                                   FOURTEENTH

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, Evolve Software, Inc., has caused this Amended and Restated Certificate of Incorporation to be executed by Linda Zecher, in her capacity as its President and Chief Executive Officer, this __ day of _____, 2002.



                                           -------------------------------------
                                           Linda Zecher
                                           President and Chief Executive Officer

                                   APPENDIX D
                                   ----------

             CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK

                     CERTIFICATE OF DESIGNATION OF SERIES B
                                 PREFERRED STOCK

                                       OF
                              EVOLVE SOFTWARE, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     I, the undersigned duly authorized officer of Evolve Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, and pursuant to Section 151 thereof, do hereby certify:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on August 20, 2002, adopted the following resolution creating a series of 625,000 shares of Series B Preferred Stock, par value $0.001 per share:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation ("Preferred Stock") be and it hereby is created, that the shares of such series shall be designated as Series B Preferred Stock (the "Series B Preferred Stock"), that the number of shares constituting such series shall be 625,000 and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set forth herein.

     For purposes hereof, (i) any series of Preferred Stock of the Corporation entitled to dividends, liquidation and redemption preference on a parity with the Series B Preferred Stock shall be referred to as "Parity Preferred Stock,"
(ii) any series of Preferred Stock ranking senior to the Series B Preferred Stock and Parity Preferred Stock with respect to dividends, liquidation preference or redemption shall be referred to as "Senior Stock," and (iii) the Common Stock of the Corporation ("Common Stock") and any series of Preferred Stock ranking junior to the Series B Preferred Stock and Parity Preferred Stock with respect to dividends, liquidation preference and redemption shall be referred to as "Junior Stock." The Series A Preferred Stock of the Corporation (the "Series A Preferred Stock") shall be Junior Stock with respect to liquidation for purposes hereof. As of the date of this Certificate of Designation there is not outstanding any Senior Stock.

     The rights, privileges and other terms of the Series B Preferred Stock shall be as follows:

          1.     Dividends.  In the event that the Corporation shall declare a
                 ---------
distribution on the Common Stock or the Series A Preferred Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (including cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then in each such case the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holders of Series B Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series B Preferred Stock are convertible pursuant to Section 3(a) hereof as of the record date fixed for the determination of the holders of Common Stock or Series A Preferred Stock entitled to receive such distribution; provided that if such distribution is made with respect to the Series A Preferred Stock, then the proportionate shares of such distribution attributable to shares of Series A Preferred Stock and Series B Preferred Stock shall be determined on an as-converted to Common Stock basis.

          2.     Liquidation Preference.
                 ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary:

                    (i) After setting apart or paying in full the preferential amounts due to any holders of Senior Stock, the holders of the Series B Preferred Stock and any Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Stock, by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of the Series B Preferred Stock shall be $10.00 per share (as adjusted for any stock-splits or dividends in kind), which amount shall increase at a rate of 8.00% per annum, compounded quarterly, commencing on the date of issuance of each such share, plus any declared but unpaid dividends on such shares (the "Series B Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series B Preferred Stock and any Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then after setting apart or paying in full the preferential amounts due to holders of Senior Stock the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and Parity Stock in proportion to the number of shares and the respective liquidation preferences of Series B Preferred Stock and Parity Stock held by each such holder.

     After payment has been made to the holders of the Series B Preferred Stock and any Parity Stock of their respective Liquidation Preferences, the holders of the Junior Stock shall be entitled to receive the remaining assets of the Corporation as set forth in the Certificate of Incorporation or any certificate of designation defining the liquidation preference of any such Junior Stock, or otherwise in proportion to the number of shares of Junior Stock held by each such holder.

               (b) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its business, assets or property (including intellectual property) or (ii) any transaction or series of related transactions (other than in connection with the issuance of the Series B Preferred Stock) resulting in a reorganization, merger, or consolidation (whether or not the Corporation is the entity surviving such transaction) in which holders of all voting equity securities of the Corporation immediately prior to such transaction will hold (by reason of their holdings in the Corporation) less than 50% of the voting equity securities of the Corporation or other entity surviving such transaction (in each case, a "Change of Control Transaction"); provided however that in the event of a Change of Control Transaction which occurs prior to the fifth anniversary of the issuance of any share of Series B Preferred Stock, the Series B Liquidation Preference associated with such share shall be computed as if such Change of Control Transaction occurred on the fifth anniversary of the issuance of such share; and, provided further, that in the event of a Change of Control Transaction, if the amount that would have been received by holders of Series B Preferred Stock had the full amount of the Series B Liquidation Preference per share (calculated in accordance with this paragraph) been converted into Common Stock prior to the Change of Control Transaction (the "As-Converted Amount") exceeds the amount which would have been received in respect of each share of Series B Preferred Stock absent such conversion, then each holder of Series B Preferred will be entitled to receive the As-Converted Amount of each share of Series B Preferred Stock.

               (c) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors in the good faith exercise of its reasonable business judgment. Any securities shall be valued as follows:

                    (i) Securities not subject to restrictions on free marketability:

                         (1)     If traded on a securities exchange or through
the Nasdaq National Market or the Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                         (2)     If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                         (3)     If there is no active public market, the value
shall be the fair market value thereof, as determined (x) by agreement between the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock or (y) in the absence of such agreement, by the Board of Directors in the good faith exercise of its reasonable business judgment (after consultation with a mutually acceptable financial advisor in the event that such fair market value is expected in good faith by a majority of the Board of Directors, or a majority of the directors elected by the Series A Preferred Stock pursuant to Section (4)(b) of Article IV of the Certificate of Incorporation and the Series B Preferred Stock pursuant to Section 4(b) of this Certificate of Designation, to exceed $1,000,000).

                    (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined (x) by agreement between the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock or (y) in the absence of such agreement, by the Board of Directors in the good faith exercise of its reasonable business judgment (after consultation with a mutually acceptable financial advisor in the event that such fair market value is expected in good faith by a majority of the Board of Directors, or a majority of the directors elected by the Series A Preferred Stock pursuant to Section (4)(b) of Article IV of the Certificate of Incorporation and the Series B Preferred

Stock pursuant to Section 4(b) of this Certificate of Designation, to exceed $1,000,000).

          3.     Conversion.  The holders of the Series B Preferred Stock shall
                 ----------
have conversion rights as follows (the "Conversion Rights"):

               (a)     Right to Convert and Automatic Conversion.
                       -----------------------------------------

                         (i)     Each share of Series B Preferred Stock shall be
convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Liquidation Preference of such share (computed as of the date of conversion), by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series B Conversion Price shall initially be equal to $0.19. The Conversion Price shall be subject to adjustment as hereinafter provided.

                         (ii)     Each share of Series B Preferred Stock shall
automatically be converted into shares of Common Stock at the then effective applicable Conversion Price at the earlier of (i) the delivery of notice of automatic conversion by Company to all holders of Series B Preferred Stock, provided that such notice may not be given (A) prior to the fifth anniversary of the first date of issuance of Series B Preferred Stock, and (B) unless the closing sales price of the Corporation's Common Stock during regular trading hours was $5.00 or more (as adjusted for stock-splits, stock dividends and similar events occurring after the date of the filing of this Certificate of Designation with the Secretary of State of the State of Delaware) for 30 consecutive trading days ending not more than ten (10) days prior to the date of such notice, or (ii) at the election of the holders of a majority of the outstanding shares of the Series B Preferred Stock.

               (b)     Mechanics of Conversion.  No fractional shares of Common
                       -----------------------
Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of the Common Stock as determined by the Board of Directors in accordance with Section 2(c) hereof. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Except as set forth in the following sentence, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of an automatic conversion pursuant to Section 3(a)(ii), the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent for such Series B Preferred Stock; and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such Series B Preferred stock are either delivered to the Corporation or the transfer agent for such Series B Preferred Stock as provided above, or the holder notifies the Corporation or the transfer agent for such Series B Preferred stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

               (c)     Adjustments to Conversion Price for Diluting Issues.
                       ---------------------------------------------------

                    (i)     Special Definitions.  For purposes of this Section
                            -------------------
3, the following definitions shall apply:

                         (1)     "Options" shall mean rights, options or
                                  -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)     "Convertible Securities" shall mean any
                                  ----------------------
evidences of indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (3)     "Additional Shares of Common Stock" shall mean
                                  ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 3(c)(iii), deemed to be issued) by the Corporation after the first issuance of shares of Series B Preferred Stock (the "Original Issue Date") other than shares of Common Stock issued or issuable:

                              (A)     upon conversion of shares of Series B
Preferred Stock, upon the issuance of Options, including exercise or conversion of Convertible Securities subject to such Options, issued or issuable pursuant to the terms of the agreement or agreements governing initial issuance and sale of Series A Preferred Stock, or upon exercise or conversion of Options or Convertible Securities outstanding as of the date hereof;

                              (B)     to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program, including without limitation sales of shares to such persons pursuant to restricted stock purchase agreements (collectively, the "Plans") approved by the Board of Directors;

                              (C)     as a dividend or distribution on the
Series B Preferred Stock or in connection with any stock split, stock dividend or similar transaction;

                              (D)     in connection with (1) equipment lease
financing transactions with institutions regularly engaged in equipment leasing or (2) bank lending, if such transactions are approved by the Board of Directors, and such issuance is not principally for the purpose of raising additional equity capital for the Corporation; provided however that the number of shares of Common Stock so excluded in any fiscal year of the Corporation shall not exceed 0.5% of the number of shares of Common Stock outstanding (determined as of the date of issuance of such shares of Common Stock), after giving effect to the conversion of all outstanding shares of Preferred Stock and other "in-the-money" (as such term is defined in Section 3(c)(iv) below) securities convertible into Common Stock unless such grants are approved by a majority of the directors of the Corporation elected by holders of Preferred Stock (the "Preferred Directors") present and voting;

                              (E)     securities issued to customers or joint
venture partners or in connection with other strategic alliances approved by the Board of Directors including a majority of the Preferred Directors present and voting which involve the grant of licenses or localization, distribution, OEM, bundling, manufacturing or resale rights with respect to the Corporation's products or technology; and

                              (F)     securities issued pursuant to the
acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets of the other corporation, or other reorganization approved by the Board of Directors including a majority of the Preferred Directors present and voting; and

                              (G)     by way of dividend or other distribution
on shares of Common Stock or Preferred Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D),
(E), or (F) or on shares of Common Stock so excluded, provided that such issuance is made (x) pursuant to obligations of the Corporation established in connection with the original issuance of such securities or (y) to all holders of the Corporation's capital stock in proportion to the number of shares held.

                         (ii)     No Adjustment of Conversion Price:  No
                                  ---------------------------------
adjustment in the Series B Conversion Price shall be made in respect of the issuance or deemed issuance (pursuant to Section 3(c)(iii) below) of Additional Shares of Common Stock unless the consideration per share (determined in accordance with paragraph 3(c)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is or would be less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue or deemed issue. No adjustment in the Series B Conversion Price shall be made pursuant to paragraph (iv) below as a result of any stock dividend or subdivision which causes an adjustment in the Conversion Price pursuant to
Section 3(d) below.

                         (iii)     Deemed Issue of Additional Shares of Common
                                   -------------------------------------------
Stock.  In the event the Corporation at any time or from time to time after the
-----
Original Issue Date shall issue any Options or Convertible Securities which are excisable for or convertible into Additional Shares of Common Stock or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any case in which Additional Shares of Common Stock are deemed to be issued:

                              (A)     no further adjustment in the Series B
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)     if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                              (C)     no readjustment pursuant to clause (B)
above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                         (iv)     Adjustment of Conversion Price Upon Issuance
                                  --------------------------------------------
of Additional Shares of Common Stock.  In the event the Corporation shall issue
 -----------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(c)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) which shall be determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to such issue, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, (iii) the number of shares of Common Stock issuable upon exercise of outstanding in-the-money Options and conversion of outstanding in-the-money Convertible Securities and (iv) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue, (2) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, (3) the number of shares of Common Stock issuable upon exercise of outstanding in-the-money Options and conversion of outstanding in-the-money Convertible Securities and (4) the number of such Additional Shares of Common Stock so issued. "In-the-money" Options and Convertible Securities shall be deemed to include all securities exercisable for or convertible into shares of Common Stock with a fair market value equal to or greater than the fair market value of the consideration which must be paid or which must be foregone to effect such exercise or conversion.

                         (v)     Determination of Consideration.  For purposes
                                 ------------------------------
of this Section 3(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)     Cash and Property.  Such consideration shall:
                                 -----------------

                              (A)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)     insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                              (C)     in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                         (2)     Options and Convertible Securities.  The
                                 ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)     the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y)     the maximum number of shares of Common
Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) Notwithstanding anything in this Section 3(c) to the contrary, no adjustment to the Series B Conversion Price provided for in this Section 3(c) shall be given effect upon the conversion of any shares of Series B Preferred Stock unless, prior to the date of such conversion, the holders of a majority of the outstanding shares of the Common Stock and Series A Preferred Stock, voting together on an as-converted to Common Stock basis in accordance with the provisions of the Certificate of Incorporation, approve or ratify the provisions of this Section 3(c).

               (d)     Adjustments for Stock Dividends, Subdivisions,
                       ----------------------------------------------
Combinations, or Consolidations.  In the event the Corporation shall pay a stock
-------------------------------
dividend on the Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Series B Conversion Price in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

               (e)     No Impairment.  Unless approved in accordance with
                       -------------
Section 5 hereof the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

               (f)     Notices of Record Date.  In the event that the
                       ----------------------
Corporation shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge with any other corporation (other than a merger in which the Corporation is the surviving entity and the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred Stock:

                         (1)     at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                         (2)     in the case of the matters referred to in (iii)
and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series B Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given when so mailed.

               (g)     Recapitalization.  If at any time or from time to time
                       ----------------
there shall be a merger, consolidation, recapitalization or similar transaction of the Corporation (other than a transaction treated as a liquidation for purposes of Section 2 or a subdivision or combination as set forth in Section 3(d)) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or any successor thereto to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series B Preferred Stock after the such transaction to the end that the provisions of this Section 3 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after such transaction as nearly equivalent as may be practicable.

               (h)     Adjustments for Other Distributions.  In the event the
                       -----------------------------------
Corporation at any time, or from time to time, makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon the date of such distribution, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock, been converted into Common Stock on such date.

               (i)     Certificates as to Adjustments.  Upon the occurrence of
                       ------------------------------
each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(1) such applicable adjustments and readjustments, (2) the applicable Series B Conversion Price at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Preferred Stock. Any certificate sent to the holders of the Series B Preferred Stock pursuant to this Section 3(i) shall be signed by an officer of the Corporation.

               (j)     Reservation of Shares Issuable Upon Conversion.  The
                       ----------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (k)     Issue and Transfer Taxes.  The Corporation will pay any
                       ------------------------
and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery will be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          4.     Voting Rights and Directors.
                 ---------------------------

               (a) Except (i) as otherwise required by law or (ii) as otherwise set forth herein or in the Certificate of Incorporation, the holders of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, and each holder of Series B Preferred Stock shall have one vote for each full share of Common Stock into which the Series B Preferred Stock would be convertible as of the Original Issue Date, subject to adjustment for stock dividends, subdivisions, combinations or consolidations pursuant to Section 3(d) hereof.

               (b) As long as any shares of Series B Preferred Stock remain outstanding, the holders of Series B Preferred Stock shall vote as a separate class to elect such number of directors of the Corporation (the "Series B Directors"), which, when added to the number of directors elected by the holders of Series A Preferred Stock pursuant to Section (4)(b) of Article IV of the Certificate of Incorporation (the "Series A Directors"), will be in as close a proportion as is possible to the total number of directors of the Corporation as the proportion of the number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock is to total number of shares of Common Stock then outstanding (after giving effect to the conversion of all shares of Preferred Stock then outstanding), rounded down to the nearest whole number; provided, however, that the foregoing right shall be superseded in the event, to the extent, and for so long as the appointment of any such Series B Director would cause the Corporation to fail to comply with applicable laws or regulations or the rules of the Nasdaq Stock Market. Any such Series B Director may be removed during the term of office of such Series B Director, with or without cause, by the affirmative vote of the holders of Series B Preferred Stock, given either at a special meeting duly called for that purpose or pursuant to a written consent, and any vacancy thereby created may be filled by an affirmative vote represented at the meeting or pursuant to the written consent. All directors other than the Preferred Directors shall be elected by the holders of Common Stock, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis.

               (c) Any action which the holders of Series B Preferred Stock are authorized to take at a duly called annual or special meeting of stockholders may in lieu thereof be taken by means of a written consent of such holders.

          5.     Protective Provisions.  In addition to any other rights
                 ---------------------
provided by law, so long as at least 50% of the shares of Series B Preferred Stock issued by the Corporation remain outstanding, the Corporation and its subsidiaries shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of

Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis:

                    (i) amend or repeal any provision of, or add any provision to, this Certificate of Designation;

                    (ii) authorize or issue any shares of any class or series of Senior Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Senior Stock of the Corporation;

                    (iii) issue any bonds, debentures or notes or incur similar debt obligations, other than trade debt in the ordinary course of business;

                    (iv) consummate a Change of Control Transaction, unless the aggregate value received for, or realizable in respect of, all outstanding shares of Series B Preferred Stock, determined in accordance with Section 2(c) hereof, as a result of such sale or other transaction or series of transactions exceeds an amount equal to $10.00 per share (as adjusted for stock splits and dividends in kind) multiplied by the number of shares of Series B Preferred outstanding (the "Aggregate Cash Purchase Price"), plus an amount sufficient to result in an overall internal rate of return ("IRR") on the Aggregate Cash Purchase Price of 50%, taking into account for purposes of calculating such overall IRR any differences in the dates of issuance of such outstanding shares;

                    (v) pay any dividend on any shares of Junior Stock, or repurchase or redeem any such shares of Junior Stock except for repurchases of unvested shares of Junior Stock at cost from employees, directors, consultants and other service providers;

                    (vi) repurchase any outstanding shares of capital stock of the Corporation, except for (i) repurchase of shares held by employees of the Corporation pursuant to repurchase agreements approved by the Board of Directors and (ii) redemption of shares of Preferred Stock;

                    (vii) amend the Bylaws of the Corporation to increase the authorized number of directors of the Corporation to more than eight (8); or

                    (viii) authorize or issue any shares of any class or series of Parity Preferred Stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Parity Preferred Stock of the Corporation.

          6.     Status of Converted Stock.  In the event any shares of Series B
                 -------------------------
Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

          7.     Residual Rights.  All rights accruing to the outstanding shares
                 ---------------
of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     IN WITNESS WHEREOF, Evolve Software, Inc. has caused this Certificate of Designation to be executed by Linda Zecher, its President and Chief Executive Officer, this 20th day of August, 2002.



                                    EVOLVE SOFTWARE, INC.

                                    By:  /s/ Linda Zecher
                                       -----------------------------------------
                                    Name: Linda Zecher
                                    Title: President and Chief Executive Officer

                           CERTIFICATE OF AMENDMENT OF
             CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK

                                       OF

                              EVOLVE SOFTWARE, INC.



     It is hereby certified that:

     1.     The  name  of  the  corporation  is  Evolve  Software,  Inc.  (the
"Corporation").

     2. The Certificate of Designation of Series B Preferred Stock of the Corporation as filed on August 20, 2002 (the "Certificate of Designation") is hereby amended by deleting in its entirety the second and the third paragraph on the first page thereof and by substituting in lieu of said paragraphs the following new paragraphs:

     "That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on August 20, 2002, adopted the following resolution creating a series of 700,000 shares of Series B Preferred Stock, par value $0.001 per share:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation ("Preferred Stock") be and it hereby is created, that the shares of such series shall be designated as Series B Preferred Stock (the "Series B Preferred Stock"), that the number of shares constituting such series shall be 700,000 and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set forth herein."

     3. The amendment of the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed this 20th day of August, 2002.



                                                   /s/ Art Taylor
                                                  ------------------------------
                                                  Art Taylor
                                                  Vice President

                           CERTIFICATE OF AMENDMENT OF
             CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK

                                       OF

                              EVOLVE SOFTWARE, INC.



     It is hereby certified that:

     1.     The  name  of  the  corporation  is  Evolve  Software,  Inc.  (the
"Corporation").

     2. The Certificate of Designation of Series B Preferred Stock of the Corporation as filed on August 20, 2002, as amended on August 20, 2002, (the "Certificate of Designation") is hereby amended by deleting in its entirety the second and the third paragraph on the first page thereof and by substituting in lieu of said paragraphs the following new paragraphs:

     "That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on August 22, 2002, adopted a resolution increasing the number of shares designated Series B Preferred Stock, par value $0.001 per share, to 750,000 shares and amended the following resolution adopted by the Board of Directors of the Corporation on August 20, 2002 to reflect the increased number of shares of Series B Preferred Stock of the Corporation:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation ("Preferred Stock") be and it hereby is created, that the shares of such series shall be designated as Series B Preferred Stock (the "Series B Preferred Stock"), that the number of shares constituting such series shall be 750,000 and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set forth herein."

     3. The amendment of the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed this 23rd day of August, 2002.



                                              /s/ Art Taylor
                                             -----------------------------------
                                             Art Taylor
                                             Vice President